Exhibit 4.1

KERZNER INTERNATIONAL LIMITED

(as Issuer)

2.375% Convertible Senior Subordinated Notes due 2024

INDENTURE

Dated as of April 5, 2004

The Bank of New York Trust Company, N.A.

(as Trustee)

CROSS-REFERENCE TABLE*

Trust Indenture Act Section		Indenture Section

310	(a)(1)	7.10
	(a)(2)	N.A.
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	N.A.
	(b)	7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.05.
	(b)	12.03
	(c)	12.03
313	(a)	7.06
	(b)	7.06
	(c)	12.02
	(d)	7.06
314	(a)	4.02, 4.03
	(b)	N.A.
	(c)(1)	12.04
	(c)(2)	12.04
	(c)(3)	N.A.
	(d)	N.A.
	(e)	12.05
	(f)	N.A.
315	(a)	7.01(b)
	(b)	7.05
	(c)	7.01(a)
	(d)	7.01(c)
	(e)	6.11
316	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	N.A.
	(c)	N.A.
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.04
318	(a)	12.01

N.A. means not applicable.

* This Cross-Reference Table is not part of the Indenture.

i

v

Section 12.14 .	Table of Contents and Headings.

Exhibit A	-	Form of Global Security
Exhibit B	-	Transfer Certificate

INDENTURE dated as of April 5, 2004 among KERZNER INTERNATIONAL LIMITED, an international business company organized under the laws of the Commonwealth of The Bahamas (the “Company”), and THE BANK OF NEW YORK TRUST COMPANY, N.A., a national banking association organized under the laws of the United States of America (the “Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined below) of the Company’s 2.375% Convertible Senior Subordinated Notes due 2024 (the “Securities”):

ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.  Definitions.

“Additional Interest” has the meaning set forth in the Registration Rights Agreement dated as of April 5, 2004 between the Company and Deutsche Bank Securities Inc., as representative of the Initial Purchasers.

“Affiliate” has the meaning provided in Rule 405 under the Securities Act.

“Agent” means any Registrar, Paying Agent, Conversion Agent or co-registrar.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interests therein, the rules and procedures of the Depositary for such Global Security, in each case to the extent applicable to such transaction and as in effect from time to time.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal, state, or foreign law for the relief of debtors.

“Beneficial Owner” or “beneficial owner” has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue Date), whether or not applicable.

“Board of Directors” means, with respect to any person, the Board of Directors of such person or any committee of the Board of Directors of such person authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such person.

“Board Resolution” means, with respect to any person, a duly adopted resolution of the Board of Directors of such person.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York or the New York Stock Exchange are authorized or obligated by law or executive order to close.

“Capital Stock” means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable indebtedness that is not otherwise itself capital stock), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

“Cash Equivalents” means (a) (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), (ii) time deposits and certificates of deposit of any domestic commercial bank of recognized standing having capital and surplus in excess of $500 million or (iii) commercial paper issued by others rated at least A-1 or the equivalent thereof by Standard & Poor’s Corporation or at least P-1 or the equivalent thereof by Moody’s Investors Service, Inc., and in the case of each of (i), (ii) and (iii) above maturing within one year after the date of acquisition or (b) shares of money market mutual funds or similar funds having assets in excess of $500 million.

“Change in Control” means the occurrence of one or more of the following events:

(i) any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets, on a consolidated basis, of the Company, in one transaction or a series of related transactions (in each case other than to a person that is a Permitted Holder);

(ii) any merger or consolidation of the Company with or into any person if, immediately after giving effect to such transaction, any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) (other than one or more Permitted Holders) is or becomes the “beneficial owner,” directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the surviving entity or entities;

(iii) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) (other than one or more Permitted Holders) is or becomes the “beneficial owner,” directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of Capital Stock of the Company then outstanding normally entitled to vote in elections of directors;

(iv) during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or

(v) the adoption of a plan relating to the liquidation or dissolution of the Company.

“Company” means the party named as the “Company” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.  The foregoing sentence shall likewise apply to any subsequent successor or successors.

“Company Order” means a written request or order signed in the name of the Company by any two Officers.

“Conversion Price” means $58.24 per Ordinary Share as of the date of this Indenture, subject to the adjustments described in Section 10.05 hereof.

“Conversion Rate” means the number of Ordinary Shares equal to $1,000 divided by the Conversion Price, which shall be approximately 17.1703 as of the date of this Indenture.

“Corporate Trust Office” means the office of the Trustee at which at any time the trust created by this Indenture shall be administered, which office at the date hereof is located at The Bank of New York Trust Company, N.A., 10161 Centurion Parkway, Jacksonville, Florida 32256, Attention: Corporate Trust Division, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

“Credit Agreement” means the Fourth Amended and Restated Revolving Credit Facility dated as of November 13, 2001 among the Company, Kerzner International North America, Inc. and Kerzner International Bahamas Limited, various financial institutions as Lenders and Canadian Imperial Bank of

Commerce, as administrative agent, providing for a revolving credit facility, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit agreement and/or related documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, and, subject to the proviso to the next succeeding sentence, irrespective of any changes in the terms and conditions thereof.  Without limiting the generality of the foregoing, the term “Credit Agreement” shall include agreements in respect of interest swap and hedging obligations entered into for bona fide hedging purposes and not entered into for speculative purposes with lenders party to the Credit Agreement or their affiliates and shall also include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Credit Agreement and all refundings, refinancings and replacements of any Credit Agreement, including any agreement (i) extending or shortening the maturity of any indebtedness incurred thereunder or contemplated thereby, (ii) adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of the Company and its Subsidiaries and their respective successors and assigns, (iii) increasing the amount of indebtedness incurred thereunder or available to be borrowed thereunder, or (iv) otherwise altering the terms and conditions thereof in a manner not prohibited by the terms hereof.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Disqualified Capital Stock” (i) except as set forth in (ii), with respect to any person, Equity Interests of such person that, by their terms or by the terms of any security into which they are convertible, exercisable or exchangeable, are, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such person or any of its Subsidiaries, in whole or in part, on or prior to the Stated Maturity of the Securities and (ii) with respect to any Subsidiary of such person, any Equity Interests other than any common equity with no preference, privileges, or redemption or repayment provisions.  Notwithstanding the foregoing, any Equity Interests that would constitute Disqualified Capital Stock solely because the holders thereof have the right to require such person to repurchase such Equity Interests upon the occurrence of a change of control or with the proceeds of an asset sale shall not constitute Disqualified Capital Stock if the terms of such Equity Interests provide that the Company may not repurchase or redeem any such Equity Interests pursuant to such provisions prior to the Company’s purchase of the Securities as are required to be purchased pursuant to the provisions of Section 3.09 hereof, as applicable.

“Equity Interest” of any person means any shares, interests, participations or other equivalents (however designated) in such person’s equity, and shall in any event include any Capital Stock issued by, or partnership or membership interests in, such person.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the Issue Date.

“Gaming Authority” means any regulatory body responsible for a gaming license held by the Company or a Subsidiary of the Company or any agency (including any agency established by a United States Federally recognized Indian tribe to regulate gaming on such tribe’s reservation) which has, or may at any time after the Issue Date have, jurisdiction over the gaming activities of the Company or any Subsidiary of any of the Company or any successor to such authority.

“Holder” or “Securityholder” means a Person in whose name a Security is registered on the Registrar’s books.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

“Initial Purchasers” shall mean Deutsche Bank Securities Inc., Bear, Stearns & Co. Inc., J.P. Morgan Securities Inc., CIBC World Markets Corp. and Wells Fargo Securities LLC.

“Issue Date” shall mean April 5, 2004.

“Junior Security” means any Qualified Capital Stock and any indebtedness of the Company, that (i) is subordinated in right of payment to Senior Debt at least to the same extent as the Securities, (ii) has no scheduled installment of principal due, by redemption, sinking fund payment or otherwise, on or prior to the Stated Maturity of the Securities, (iii) does not have covenants or default provisions materially more beneficial to the Holders of the Securities than those in effect with respect to the Securities on the Issue Date and (iv) was authorized by an order or decree of a court of competent jurisdiction that gave effect to (and states in such order or decree that effect has been given to) the subordination of such securities to all Senior Debt of the Company not paid in full in cash or Cash Equivalents in connection with such reorganization; provided that all such Senior Debt is assumed by the reorganized corporation and the rights of the holders of any such Senior Debt are not, without the consent of such holders, altered by such reorganization, which consent shall be deemed to have been given if the holders of such Senior Debt, individually or as a class, shall have approved such reorganization.

“Market Price” means the average of the Ordinary Share Prices for 20 consecutive Trading Days commencing 30 Trading Days before the record date with respect to any distribution, issuance or other event requiring such computation, appropriately adjusted (as determined in good faith by the Board of Directors, whose determination shall be conclusive) to take into account the occurrence, during the period commencing on the first of such 20 consecutive Trading Days and ending on such record date, of any event requiring adjustment of the Conversion Price under this Indenture.

“Obligations” means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation under which any indebtedness is created, evidenced or secured, including in the case of the Securities, Additional Interest, if any.

“Offering Memorandum” means the offering memorandum of the Company dated March 30, 2004 relating to the offering of the Securities.

“Officer” means, with respect to the Company, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary or Assistant Secretary.

“Officers’ Certificate” means a written certificate containing the information specified in Sections 12.04 and 12.05, signed in the name of the Company by any two Officers, and delivered to the Trustee.  An Officers’ Certificate given pursuant to Section 4.03 shall be signed by the principal executive officer, principal financial officer or the principal accounting officer of the Company but need not contain the information specified in Sections 12.04 and 12.05.

“Opinion of Counsel” means a written opinion containing the information specified in Sections 12.04 and 12.05, from legal counsel who is acceptable to the Trustee.  The counsel may be an employee of, or counsel to, the Company.

“Ordinary Shares” shall mean shares of the Company’s Ordinary Shares, par value $0.001 per share, as they exist on the date of this Indenture or any other shares of Capital Stock of the Company into which the Ordinary Shares shall be reclassified or changed.

“Ordinary Share Price” on any date means the closing sale price per Ordinary Share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date for the Ordinary Shares as reported in composite transactions on the principal United States securities exchange on which the Ordinary Shares are traded or, if the Ordinary Shares are not listed on a United States national or regional securities exchange, as reported by The NASDAQ System.

“Permitted Holder” means Solomon Kerzner, his immediate family or a trust or similar entity existing solely for his benefit or for the benefit of his immediate family.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or other entity.

“Qualified Capital Stock” means any Capital Stock of the Company that is not Disqualified Capital Stock.

“Redemption Date” shall mean a date specified for redemption of the Securities in accordance with the terms of this Indenture.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Rule 144A” means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

“SEC” means the Securities and Exchange Commission.

“Security” or “Securities” means any of the Company’s 2.375% Convertible Senior Subordinated Notes due 2024 issued under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Senior Debt” of the Company means indebtedness (including and together with all monetary obligations in respect of the Credit Agreement, and interest, whether or not allowable, accruing on indebtedness incurred pursuant to the Credit Agreement after the filing of a petition initiating any proceeding under any bankruptcy, insolvency or similar law or which would have accrued but for such filing) of the Company arising under the Credit Agreement or that, by the terms of the instrument creating or evidencing such indebtedness, is expressly designated Senior Debt and made senior in right of payment to the Securities; provided, that in no event shall Senior Debt include (a) indebtedness to any Subsidiary of the Company or any officer, director or employee of the Company or any Subsidiary of the Company (other than indebtedness that is required to be pledged to the lenders under the Credit Agreement), (b) indebtedness to trade creditors, (c) Disqualified Capital Stock, and (d) any liability for taxes owed or owing by the Company.

“Significant Subsidiary” has the meaning ascribed to such term in Regulation S-X (17 CFR Part 210).

“Stated Maturity”, when used with respect to any Security, means the date specified in such Security as the fixed date on which an amount equal to the principal amount of such Security is due and payable.

“Subsidiary” means, with respect to any Person, (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances (determined without regard to any classification of directors) shall at the time be owned, directly or indirectly, by such Person, (ii) any other Person (other than a partnership) of which at least a majority of the voting interests under ordinary circumstances is at the time, directly or indirectly, owned by such Person or (iii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) as in effect on the date of the execution of this Indenture, except as permitted in Section 9.03.

“Trading Day” means any regular or abbreviated trading day of The New York Stock Exchange.

“Trading Price of the Securities” on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of Securities obtained by the Trustee for $5,000,000 principal amount of the Securities at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers the Company selects, which may include any of the Initial Purchasers; provided that if at least three such bids cannot reasonably be obtained by the Trustee, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Trustee, this one bid shall be used.  If the Trustee cannot reasonably obtain at least one such bid or, in the Company’s reasonable judgment, the bid quotations are not indicative of the secondary market value of the Securities, then the Trading Price of the Securities will be determined in good faith by the Trustee, taking into account in such determination such factors as it, in its sole discretion after consultation with the Company, deems appropriate.  The Trustee shall not be required to determine the Trading Price of the Securities unless requested in writing by the Company.

“Transfer Restricted Securities Legend” means the legend labeled as such and that is set forth in Exhibit A hereto.

“Trustee” means the party named as the “Trustee” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.  The foregoing sentence shall likewise apply to any subsequent such successor or successors.

Section 1.02.  Other Definitions.

Term	Defined in Section

Acceleration Notice	6.02(a)
Accepted Purchased Shares	10.05(f)
Act	1.05(a)
Agent Members	2.12(e)
Authenticating Agent	2.02
Change in Control Repurchase Date	3.09(a)
Change in Control Repurchase Price	3.09(a)
Change in Control Repurchase Notice	3.09(c)
Company Change in Control Repurchase Notice	3.09(b)
Company Repurchase Notice	3.08(b)
Conversion Agent	2.03
Conversion Date	10.02(a)
Conversion Value	10.14(a)
Depositary	2.01(b)
Determination Date	10.14(b)

Term	Defined in Section

DTC	2.01(b)
Event of Default	6.01
Ex-Dividend Date	10.01(c)
Expiration Time	10.05(d)
Global Security	2.01(b)
Legal Holiday	12.08
Net Share Amount	10.14(b)
Net Shares	10.14(b)
Offer Expiration Time	10.05(f)
Paying Agent	2.03
Payment Default	11.02(a)
Principal Return	10.14(b)
Pre-Dividend Sale Price	10.05(e)
Principal Value Conversion	10.01(a)
Purchased Shares	10.05(d)
Repurchase Date	3.08(a)
Repurchase Notice	3.08(a)
Repurchase Price	3.08(a)
QIB	2.06(e)
Quarter	10.01(a)
Redemption Price	3.01(a)
Registrar	2.03
Rule 144A Information	4.05
Transfer Restricted Securities	2.06(e)
Ten Day Average Closing Share Price	10.14(a)

Section 1.03.  Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.  The following TIA terms incorporated by reference in this Indenture have the following meanings:

“Commission” means the SEC.

“Indenture Securities” means the Securities.

“Indenture Security Holder” means a Holder.

“Indenture to be Qualified” means this Indenture.

“Indenture Trustee” or “Institutional Trustee” means the Trustee.

“Obligor” on the indenture securities means the Company.

All other TIA terms incorporated by reference in this Indenture that are defined by the TIA, defined by a TIA reference to another statute or defined by an SEC rule have the meanings assigned to them by such definitions.

Section 1.04.  Rules of Construction.  Unless the context otherwise requires:

(a)           a term has the meaning assigned to it;

(b)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)           “or” is not exclusive;

(d)           “including” means including, without limitation; and

(e)           words in the singular include the plural, and words in the plural include the singular.

Section 1.05.  Acts of Holders.

(a)           Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Securities may take action (including the making of any demand or request, the giving of any direction, notice, consent or waiver or the taking of any other action) the fact that at the time of taking any such action the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with procedures approved by the Trustee, (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders or (d) in the case of Securities evidenced by a Global Security, by any electronic transmission or other message, whether or not in written format, that complies with the Applicable Procedures.  Such evidence (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the relevant Holders.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(b)           The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof.  Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)           The ownership of Securities shall be proved by the register maintained by the Registrar.

(d)           Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

(e)           If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so.  If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

ARTICLE 2
THE SECURITIES

Section 2.01.  Form and Dating.

(a)           Forms.  The Securities and the Trustee’s certificate of authentication shall be substantially in the forms set forth on Exhibit A, which are a part of this Indenture and incorporated by reference herein.  The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage; provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company.  Any such notations, legends or endorsements not contained in the form of Security attached as Exhibit A hereto shall be delivered in writing to the Trustee.  Each Security shall be dated the date of its authentication.

(b)           Global Securities.  Unless otherwise required by law or otherwise contemplated by Section 2.12(a), all of the Securities will be represented by one or more Securities in global form (a “Global Security”), which shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary and registered in the name of The Depository Trust Company (“DTC”) or the nominee thereof (such depositary, or any successor thereto, and any such nominee being hereinafter referred to as the “Depositary”), duly executed by the Company and authenticated by the Trustee as hereinafter provided.

Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and conversions.

Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee as required by Section 2.12 hereof and shall be made on the records of the Trustee and the Depositary.

Section 2.02.  Execution and Authentication. The Securities shall be executed on behalf of the Company by the manual or facsimile signature of any Officer.

Securities bearing the manual or facsimile signatures of individuals who were at the time of the execution of the Securities the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of authentication of such Securities.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder (which delivery may be by facsimile).

The Trustee may appoint an authenticating agent (the “Authenticating Agent”) reasonably acceptable to the Company to authenticate Securities.  Unless otherwise provided in the appointment, the Authenticating Agent may authenticate Securities whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by the Authenticating Agent.  The Authenticating Agent has the same rights as an Agent to deal with the Company or with any Affiliate of the Company.

The Trustee shall, upon a written order of the Company signed by an Officer (an “Authentication Order”), authenticate Securities for issuance up to the aggregate principal amount stated in such Authentication Order; provided that Securities authenticated for issuance on the Issue Date shall not exceed $230,000,000 (which includes the Initial Purchasers’ option to purchase additional Securities in an aggregate principal amount of up to $30,000,000) in aggregate principal amount.  The aggregate principal amount of Securities outstanding at any time may not exceed the amount set forth in the foregoing sentence, except as provided in Section 2.07.

The Securities shall be issued only in registered form without coupons and only in denominations of $1,000 of principal amount and any integral multiple thereof.

Section 2.03.  Registrar, Paying Agent and Conversion Agent.  The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”), an office or agency where Securities may be presented for repurchase or payment (the “Paying Agent”) and an office or agency where Securities may be presented for conversion (the “Conversion Agent”).  The Registrar shall keep a register of the Securities and of their transfer and exchange.  The Company, upon prior written notice to the Trustee, may have one or more co-registrars, one or more additional paying agents reasonably acceptable to the Trustee and one or more additional conversion agents.  The term “Paying Agent” includes any additional paying agent, including any named pursuant to Section 4.04.  The term “Conversion Agent” includes any additional conversion agent, including any named pursuant to Section 4.04.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar (if other than the Trustee).  Such agreement shall implement the provisions of this Indenture that relate to such Agent.  The Company shall notify the Trustee, in advance, of the name and address of any such Agent.  If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07.  The Company or any of its Subsidiaries or an Affiliate of the Company or any of

its Subsidiaries may act as Paying Agent, Registrar, Conversion Agent or co-registrar.

The Company initially appoints the Trustee as Registrar, Conversion Agent and Paying Agent in connection with the Securities.

Section 2.04.  Paying Agent to Hold Money in Trust.  Except as otherwise provided herein, not later than 11:00 a.m. (New York City time) on each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent a sum of money sufficient to make such payments becoming due.  The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment.  At any time during the continuance of any such default, such Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all moneys held in trust.  If the Company, a Subsidiary of the Company or an Affiliate of the Company or any of its Subsidiaries acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund.  The Company at any time may require each Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by it.  Upon doing so, such Paying Agent shall have no further liability for such money or Ordinary Shares, as the case may be.

Section 2.05.  Holder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders.  If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before the third Business Day preceding each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee reasonably may require of the names and addresses of Holders.  The Trustee, the Registrar and the Company shall provide a current securityholder list to any Gaming Authority upon demand.

Section 2.06.  Transfer and Exchange.

(a)           Subject to Section 2.12 hereof, upon surrender for registration of transfer of any Securities to the Registrar, together with a written instrument of transfer satisfactory to the Registrar, substantially in the form affixed to the form of Security attached as Exhibit A hereto, duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing, at the office or agency of the Registrar or co-registrar, the Company shall execute and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations of a like aggregate principal amount.

At the option of the Holder thereof, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Securities to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by such Holder or such Holder’s attorney duly authorized in writing, at the office or agency of the Registrar or co-registrar.  Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive.

The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Securities from the Holder requesting such transfer or exchange.

The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities in respect of which a Repurchase Notice or Change in Control Repurchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be repurchased in part, the portion thereof not to be repurchased) or any Securities for a period of 15 days before the mailing of a notice of redemption to each Holder of Securities to be redeemed, as provided in Section 3.03.

(b)           Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Securities.

(c)           The Registrar shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by the Registrar of Securities upon transfer or exchange of Securities.

(d)           The Registrar shall not be required to make registrations of transfer or exchange of Securities during any periods designated in the Securities or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

(e)           Notwithstanding any other provision of this Indenture or the Securities, until the expiration of the applicable holding period set forth in Rule 144(k) of the Securities Act (or any successor provision), the Securities may not be transferred or exchanged in whole or in part other than (i) to a person whom the seller reasonably believes is a qualified institutional buyer, as such term is defined in Rule 144A (a “QIB”), in reliance on Rule 144A, (ii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available), (iii) pursuant to an effective registration statement under the Securities Act or (iv) to the Company or any of its Subsidiaries, in each of cases (i) through (iv) in accordance with any applicable securities laws of any state of the United States.  Whenever any Security is presented or surrendered for registration of transfer or exchange for a Security registered in a name other than that of the Holder thereof, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit B, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer.  The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

Any certificate evidencing a Security (and all securities issued in exchange therefore or substitution thereof) shall bear the Transfer Restricted Securities Legend, unless (1) such Security has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or pursuant to Rule 144 under the Securities Act or any similar provision then in force, (2) such Security is eligible for resale pursuant to Rule 144(k) under the Securities Act (or any successor provision) or (3) otherwise agreed by the Company in writing, with written notice thereof to the Trustee.

Every Security that bears or is required under this Section 2.06(e) to bear the Transfer Restricted Securities Legend (the “Transfer Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.06(e) (including those set forth in the Transfer Restricted Securities Legend) unless such restrictions on transfer shall be waived by written consent of the Company, and the Holder of each such Transfer Restricted Security, by such Security Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer.  As used in this Section 2.06(e), the term “transfer” encompasses any sale, pledge, loan, transfer or other disposition whatsoever of any Transfer Restricted Security or any interest therein.

Any Security (or Security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms or as to conditions for removal of the Transfer Restricted Securities Legend have been satisfied may, upon surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.06, be exchanged for a new Security or Securities, of like tenor and aggregate principal amount, which shall not bear the Transfer Restricted Securities Legend.  If the Transfer Restricted Security surrendered for exchange is represented by a Global Security bearing a Transfer Restricted Securities Legend, the principal amount of the

Global Security so legended shall be reduced by the appropriate principal amount and the principal amount of a Global Security without the Transfer Restricted Securities Legend shall be increased by an equal principal amount.  If a Global Security without the Transfer Restricted Securities Legend is not then outstanding, the Company shall execute and the Trustee shall authenticate and deliver a Global Security without the Transfer Restricted Securities Legend to the Depositary.

Section 2.07.  Replacement Securities.   If any mutilated Security is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a protected purchaser (within the meaning of Section 8-303 of the Uniform Commercial Code as adopted in the State of New York), the Company shall execute, and upon the Company’s written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be redeemed or repurchased by the Company pursuant to Article 3 hereof, the Company in its discretion may, instead of issuing a new Security, pay, redeem or repurchase such Security, as the case may be.

Upon the issuance of any new Securities under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.08.  Outstanding Securities; Determinations of Holders’ Action.

Securities outstanding at any time are all the Securities authenticated by the Trustee, except for those cancelled by it, those delivered to it for cancellation pursuant to Section 2.10 and those described in this Section 2.08 as not outstanding.  A Security does not cease to be outstanding because the Company or any Affiliate of the Company holds the Security; provided that in determining whether the Holders of the requisite principal amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded; and provided further that Securities that the Company or an Affiliate offers to purchase or acquires pursuant to an offer, exchange offer, tender offer or otherwise shall not be deemed to be owned by the Company or an Affiliate until legal title to such Securities passes to the Company or such Affiliate, as the case may be.  Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including determinations pursuant to Articles 6 and 9).

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a protected purchaser.

If the Paying Agent holds, in accordance with this Indenture, prior to 11:00 a.m., New York City Time, on a Redemption Date, or on the Business Day following a Repurchase Date or a Change in Control Repurchase Date, or on Stated Maturity, money sufficient to pay amounts owed with respect to Securities payable on that date, then immediately after such Redemption Date, Repurchase Date, Change in Control Repurchase Date or Stated Maturity, as the case may be, such Securities shall cease to be outstanding and interest (including Additional Interest, if any) on such Securities shall cease to accrue; provided that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.

If a Security is converted in accordance with Article 10, then from and after the time of conversion on the Conversion Date, such Security shall cease to be outstanding and interest shall cease to accrue on such Security.

Section 2.09.  Temporary Securities.  Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay.  After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.03, without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations.  Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

Section 2.10.  Cancellation.  All Securities surrendered for payment, redemption, repurchase, conversion, exchange or registration of transfer shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it, or, if surrendered to the Trustee, shall be promptly cancelled by it.  The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee.  The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 10.  No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture.  All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with the Trustee’s customary procedures.

Section 2.11.  Persons Deemed Owners.  Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of the principal amount of the Security or the payment of any Redemption Price, Repurchase Price or Change in Control Repurchase Price in respect thereof, and accrued but unpaid interest (including Additional Interest, if any) thereon, for the purpose of conversion and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 2.12.  Global Securities.

(a)           Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary, any successor Depositary or one or more nominees thereof; provided that a Global Security may be exchanged for Securities registered in the name of any Person designated by the Depositary if  (1) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days, (2) the Company has provided the Depositary with written notice that it has decided to discontinue use of the system of book-entry transfer through the Depositary or any successor Depositary or (3) an Event of Default has occurred and is continuing with respect to the Securities, and the Depositary notifies the Trustee that it elects to cause the issuance of Securities in definitive form.  Any Global Security exchanged pursuant to clauses (1) or (2) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (3) above may be exchanged in whole or from time to time in part as directed by the Depositary.  Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

(b)           Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein.  Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar.  With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee.  Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

(c)           Subject to the provisions of Section 2.12(e), the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members (as defined below) and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(d)           If any of the events specified in Section 2.12(a) occurs, the Company will promptly make available to the Trustee a reasonable supply of Securities in definitive form.

(e)           Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

(f)            With respect to any Global Security, the Company, the Registrar and the Trustee shall be entitled to treat the Person in whose name such Global Security is registered as the absolute owner of such Security for all purposes of this Indenture, and neither the Company, the Registrar nor the Trustee shall have any responsibility or obligation to any Agent Members or other beneficial owners of the Securities represented by such Global Security.  Without limiting the immediately preceding sentence, neither the Company, the Registrar nor the Trustee shall have any responsibility or obligation with respect to (1) the accuracy of the records of the Depositary or any other Person with respect to any ownership interest in any Global Security, (2) the delivery to any Person, other than a Holder, of any notice with respect to the Securities represented by a Global Security, including any notice of redemption or repurchase, (3) the selection of the particular Securities or portions thereof to be redeemed or repurchased in the event of a partial redemption or repurchase of part of the Securities outstanding or (4) the payment to any Person, other than a Holder, of any amount with respect to the principal of or Redemption Price, Repurchase Price, Change in Control Repurchase Price or accrued but unpaid interest (including Additional Interest, if any) with respect to any Global Security.

Section 2.13.  CUSIP Numbers.  The Company may issue the Securities with one or more CUSIP numbers (if then generally in use), and, if the Company so elects, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Company will promptly notify the Trustee in writing of any change in the CUSIP numbers.

Section 2.14.  Designation.  The Securities shall in all respects rank pari passu with all other senior subordinated indebtedness of the Company, including the Company’s existing 8 7/8% Senior Subordinated Notes due 2011, and shall rank senior to all existing and future Junior Securities of the Company; and only indebtedness of the Company that constitutes Senior Debt of the Company shall rank senior to the Securities in accordance with the provisions set forth herein.

ARTICLE 3
REDEMPTION AND REPURCHASES

Section 3.01.  Right to Redeem; Notices to Trustee.

(a)           Optional Redemption.  On or after April 21, 2014, the Company, at its option, may redeem the Securities in whole at any time or in part from time to time, upon not less that 30 nor more than 60 days’ notice given as provided herein, in any integral multiple of $1,000, for cash at a price equal to 100% of the principal amount of the Securities to be redeemed (the “Redemption Price”), together with accrued but unpaid interest (including Additional Interest, if any) thereon, up to but not including the Redemption Date; provided that if the Redemption Date is between the close of business on an interest record date and the opening of business on the related interest payment date, accrued but unpaid interest (including Additional Interest, if any) will be payable to the Holders in whose names the Securities are registered at the close of business on the relevant interest record date.

(b)           Notice to Trustee.  If the Company elects to redeem Securities pursuant to this Section 3.01, it shall notify the Trustee in writing of the Redemption Date, the principal amount of Securities to be redeemed and the Redemption Price.  The Company shall give the notice to the Trustee provided for in this Section 3.01(b) by a Company Order at least ten days before the date notice of redemption is to be given to Holders pursuant to Section 3.03 (unless a shorter notice shall be satisfactory to the Trustee).

Section 3.02.  Selection of Securities to Be Redeemed.  If less than all the Securities are to be redeemed, subject to the Applicable Procedures in the case of

Global Securities to be so redeemed, the Trustee shall select the Securities to be redeemed by any method that the Trustee deems fair and appropriate.  In the event of a partial redemption, the Trustee may select for redemption portions of the principal amount of Securities in principal amounts of $1,000 and integral multiples thereof.

Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.  The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as possible) to be the portion selected for redemption.  Securities that have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

Section 3.03.  Notice of Redemption.  At least 30 days but not more than 60 days before any Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities to be redeemed at such Holder’s registered address.

The notice of redemption shall identify the Securities to be redeemed and shall state:

(a)           the Redemption Date;

(b)           the Redemption Price and, to the extent known at the time of such notice the amount of accrued but unpaid interest (including Additional Interest, if any) payable on the Redemption Date;

(c)           the current Conversion Price;

(d)           the name and address of the Paying Agent and Conversion Agent;

(e)           that Securities called for redemption may be converted at any time before the close of business on the second Business Day immediately preceding the Redemption Date;

(f)            that Holders who want to convert Securities must satisfy the requirements set forth in the Securities and Article 10 of this Indenture;

(g)           that Securities called for redemption must be surrendered to the Paying Agent in order to collect the Redemption Price therefor, together with accrued but unpaid interest (including Additional Interest, if any) thereon;

(h)           if fewer than all the outstanding Securities are to be redeemed, the certificate numbers, if any, and principal amounts of the particular Securities to be redeemed;

(i)            that, unless the Company defaults in paying the Redemption Price, interest (including Additional Interest, if any) on Securities called for redemption will cease to accrue on and after the Redemption Date and the Securities called for redemption will cease to be outstanding; and

(j)            the CUSIP number of the Securities called for redemption.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense, so long as the Company makes such request at least ten Business Days prior to the date by which such notice of redemption is to be given to Holders in accordance with this Section 3.03 and the Company provides the Trustee with all information required for such notice of redemption.

If any of the Securities are in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures that apply to the redemption of Global Securities.

Section 3.04.  Effect of Notice of Redemption.  Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice of redemption, together with accrued but unpaid interest (including Additional Interest, if any) thereon, except for Securities which are converted in accordance with the terms of this Indenture.  Upon surrender to the Paying Agent, Securities called for redemption shall be paid at the Redemption Price stated in the notice of redemption, together with accrued but unpaid interest (including Additional Interest, if any) thereon, up to but not including the Redemption Date.

Section 3.05.  Deposit of Redemption Price.  Prior to 11:00 a.m. (New York City time) on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary thereof or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the aggregate Redemption Price of all Securities to be redeemed on the Redemption Date, together with accrued but unpaid interest (including Additional Interest, if any) thereon, up to but not including the Redemption Date, other than Securities or portions of Securities called for redemption that on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted pursuant to Article 10.  The Paying Agent shall as promptly as practicable return to the Company any money not required for making payments on the Redemption Date because of conversion of Securities pursuant to Article 10.  If such money is then held by the Company in trust and is not required for making payments on the Redemption Date, it shall be discharged from such trust.

Section 3.06.  Securities Redeemed in Part.  Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal amount of the Security surrendered.

Section 3.07.  Sinking Fund.  There shall be no sinking fund provided for the Securities.

Section 3.08.  Repurchase of Securities at Option of the Holder on Specified Dates.

(a)           At the option of the Holder, the Company shall repurchase all or a portion of the Securities held by such Holder on April 15, 2014 and April 15, 2019 (each, a “Repurchase Date”) for cash at a price per Security equal to 100% of the aggregate principal amount of the Security (the “Repurchase Price”), together with accrued but unpaid interest (including Additional Interest, if any) thereon, up to but not including the Repurchase Date.

Securities shall be repurchased pursuant to this Section 3.08 at the option of the Holder thereof upon:

(i)            delivery to the Company and the Paying Agent by the Holder of a written notice (a “Repurchase Notice”) at any time from the opening of business on the date that is 30 Business Days prior to the Repurchase Date until the close of business on the Business Day prior to such Repurchase Date stating:

(A)          if the Security which the Holder will deliver to be repurchased is a Security in definitive form, the certificate number of such Security, or if such Security is a Global Security, the notice must comply with the Applicable Procedures;

(B)           the portion of the principal amount of the Security which the Holder will deliver to be repurchased, which portion must be in a principal amount of $1,000 or any integral multiple thereof; and

(C)           that such Security shall be repurchased as of the Repurchase Date pursuant to the terms and conditions specified in this Indenture; and

(ii)           delivery or book-entry transfer of such Security to the Paying Agent prior to, on or after the Repurchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Repurchase Price therefor, together with accrued but unpaid interest (including Additional Interest, if any); provided that the Repurchase Price, together with accrued but unpaid interest (including Additional Interest, if any) thereon, shall be so paid pursuant to this Section 3.08 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Repurchase Notice.

The Company shall repurchase from the Holder thereof, pursuant to this Section 3.08, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000.  Provisions of this Indenture that apply to the repurchase of all of a Security also apply to the repurchase of a portion of a Security.

Any repurchase by the Company contemplated pursuant to the provisions of this Section 3.08 shall be consummated by the delivery to the Paying Agent of the Repurchase Price, together with accrued but unpaid interest (including Additional Interest, if any) thereon, to be received by the Holder promptly following the later of the Repurchase Date and the time of delivery or book-entry transfer of the Security to the Paying Agent in accordance with this Section 3.08.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Repurchase Notice contemplated by this Section 3.08(a) shall not have the right to withdraw such Repurchase Notice and such Repurchase Notice shall be irrevocable.  The Company shall comply with Rule 13-4, Rule 14e-1 and any other tender offer rules under the Securities Exchange Act of 1934 which may then be applicable and file Schedule TO (or any similar schedule) to the extent applicable at that time.

The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice.

(b)           Company Repurchase Notice.  In connection with any repurchase of Securities pursuant to this Section 3.08, the Company shall give written notice of the Repurchase Date to the Holders (the “Company Repurchase Notice”).  The Company Repurchase Notice shall be sent by first-class mail to the Trustee and to each Holder not less than 30 Business Days prior to any Repurchase Date.  Each

Company Repurchase Notice shall include a form of Repurchase Notice to be completed by a Holder and shall state:

(i)            the Repurchase Price, the Conversion Price and, to the extent known at the time of such notice, the amount of accrued but unpaid interest (including Additional Interest, if any) that will be payable with respect to the Securities on the Repurchase Date;

(ii)           the name and address of the Paying Agent and the Conversion Agent;

(iii)          that Securities must be surrendered to the Paying Agent to collect payment of the Repurchase Price and accrued but unpaid interest (including Additional Interest, if any);

(iv)          that the Repurchase Price for any Securities as to which a Repurchase Notice has been given, together with accrued but unpaid interest (including Additional Interest, if any) payable with respect thereto, shall be paid promptly following the later of the Repurchase Date and the time of surrender of such Securities as described in clause (iii);

(v)           the procedures the Holder must follow under this Section 3.08;

(vi)          briefly, the conversion rights of the Securities;

(vii)         that, unless the Company defaults in making payment of such Repurchase Price, interest (including Additional Interest, if any) on Securities covered by any Repurchase Notice will cease to accrue on and after the Repurchase Date; and

(viii)        the CUSIP number of the Securities.

At the Company’s request, which shall be made at least ten Business Days prior to the date by which the Company Repurchase Notice is to be given to the Holders in accordance with this Section 3.08, and at the Company’s expense, the Trustee shall give the Company Repurchase Notice in the Company’s name; provided that, in all cases, the text of the Company Repurchase Notice shall be prepared by the Company.

If any of the Securities are in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures that apply to the repurchase of Global Securities.

Section 3.09.  Repurchase of Securities at Option of the Holder Upon Change in Control.

(a)           If at any time that Securities remain outstanding there shall have occurred a Change in Control, Securities shall be repurchased by the Company, at the option of the Holder thereof, subject to the terms and conditions of this Indenture, at a price in cash (the “Change in Control Repurchase Price”) equal to 100% of the aggregate principal amount of such Securities plus accrued but unpaid interest (including Additional Interest, if any) thereon, up to but not including the date (the “Change in Control Repurchase Date”) fixed by the Company that is not less than 30 days nor more than 45 days after the date the Company Change in Control Repurchase Notice (as defined below) is given, subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.09(c); provided that if the Change in Control Repurchase Date is between the close of business on an interest record date and the opening of business on the related interest payment date, accrued but unpaid interest (including Additional Interest, if any) will be payable to the Holders in whose names the Securities are registered at the close of business on the relevant interest record date.

(b)           Company Change in Control Repurchase Notice.  In connection with any repurchase of Securities pursuant to this Section 3.09, the Company shall give written notice of the occurrence of a Change in Control, the repurchase right arising as a result thereof and the Change in Control Repurchase Date to the Holders (the “Company Change in Control Repurchase Notice”).  The Company Change in Control Repurchase Notice shall be sent by first-class mail to the Trustee and to each Holder not more than 20 Business Days after the occurrence of a Change in Control.  Each Company Change in Control Repurchase Notice shall include a form of Change in Control Repurchase Notice to be completed by a Holder and shall state:

(i)            the Change in Control Repurchase Price, the Conversion Price and, to the extent known at the time of such notice, the amount of accrued but unpaid interest (including Additional Interest, if any) that will be payable with respect to the Securities on the Change in Control Repurchase Date;

(ii)           the name and address of the Paying Agent and the Conversion Agent;

(iii)          that Securities as to which a Change in Control Repurchase Notice has been given may be converted only if such Change in Control Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

(iv)          that Securities must be surrendered to the Paying Agent to collect payment of the Change in Control Repurchase Price and accrued but unpaid interest (including Additional Interest, if any);

(v)           that the Change in Control Repurchase Price for any Securities as to which a Change in Control Repurchase Notice has been given and not withdrawn, together with any accrued but unpaid interest (including Additional Interest, if any) payable with respect thereto, shall be paid promptly following the later of the Change in Control Repurchase Date and the time of surrender of such Securities as described in clause (iv);

(vi)          the procedures the Holder must follow under this Section 3.09;

(vii)         briefly, the conversion rights of the Securities;

(viii)        that, unless the Company defaults in making payment of such Change in Control Repurchase Price, interest (including Additional Interest, if any) on Securities covered by any Change in Control Repurchase Notice will cease to accrue on and after the Change in Control Repurchase Date;

(ix)           the CUSIP number of the Securities; and

(x)            the procedures for withdrawing a Change in Control Repurchase Notice (as specified in Section 3.10).

At the Company’s request, which shall be made at least ten Business Days prior to the date by which the Company Change in Control Repurchase Notice is to be given to the Holders in accordance with this Section 3.09 and at the Company’s expense, the Trustee shall give the Company Change in Control Repurchase Notice in the Company’s name; provided that, in all cases, the text of the Company Change in Control Repurchase Notice shall be prepared by the Company.

If any of the Securities is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures that apply to the repurchase of Global Securities.

(c)           For a Security to be so repurchased at the option of the Holder upon a Change in Control, the Paying Agent must receive such Security with the form entitled “Option to Elect Repurchase Upon a Change in Control” (a “Change in Control Repurchase Notice”) on the reverse thereof duly completed, together with such Security duly endorsed for transfer, on or before the close of business on the Business Day prior to the Change in Control Repurchase Date.  All questions as to the validity, eligibility (including time of receipt) and acceptance of any Security for repurchase shall be determined by the Company, whose determination shall be final and binding.

The Company shall repurchase from the Holder thereof, pursuant to this Section 3.09, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000.  Provisions of this Indenture that apply to the repurchase of all of a Security also apply to the repurchase of a portion of a Security.

Any repurchase by the Company contemplated pursuant to the provisions of this Section 3.09 shall be consummated by the delivery to the Paying Agent of the Change in Control Repurchase Price, together with accrued but unpaid interest (including Additional Interest, if any) thereon, to be received by the Holder promptly following the later of the Change in Control Repurchase Date and the time of delivery or book-entry transfer of the Security to the Paying Agent in accordance with this Section 3.09.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Change in Control Repurchase Notice contemplated by this Section 3.09(c) shall have the right to withdraw such Change in Control Repurchase Notice at any time prior to the close of business on the Change in Control Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent at the principal office of the Paying Agent in accordance with Section 3.10.

The Paying Agent shall promptly notify the Company of the receipt by it of any Change in Control Repurchase Notice or written withdrawal thereof.

Notwithstanding anything herein to the contrary, the Company’s obligations pursuant to this Section 3.09 shall be satisfied if a third party makes an offer to repurchase outstanding Securities after a Change in Control in the manner and at the times and otherwise in compliance in all material respects with the requirements of this Section 3.09 and such third party purchases all Securities properly tendered and not withdrawn pursuant to the requirements of this Section 3.09.

(d)           Not more than 30 days after the occurrence of a Change in Control, the Company shall use its reasonable best efforts to either (i) obtain the consents under all existing indebtedness required to permit the repurchase of the Securities pursuant to any Company Change in Control Repurchase Notice or (ii) repay in full all existing indebtedness and terminate all commitments under all existing indebtedness, in each case the terms of which would prohibit the repurchase of the Securities pursuant to any Company Change in Control Repurchase Notice.

Section 3.10.  Effect of Change in Control Repurchase Notice.  Upon receipt by the Paying Agent of a Repurchase Notice or Change in Control Repurchase Notice, the Holder of the Security in respect of which such Repurchase Notice or Change in Control Repurchase Notice, as the case may be, was given shall (unless such Repurchase Notice or Change in Control Repurchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Repurchase Price or Change in Control Repurchase Price, together with accrued but unpaid interest (including Additional Interest, if any) thereon, to but not including the Repurchase Date or Change in Control Repurchase Date, as the case may be, with respect to such Security.  Such Repurchase Price or Change in Control Repurchase Price, together with accrued but unpaid interest (including Additional Interest, if any) thereon, to but not including the Repurchase Date or Change in Control Repurchase Date, as the case may be, shall be paid to such Holder, subject to receipt of funds by the Paying Agent, promptly following the later of (x) the Repurchase Date or the Change in Control Repurchase Date, as the case may be, with respect to such Security (provided that the conditions in Section 3.08 or Section 3.09, as applicable, have been satisfied) and (y) the time of surrender or book-entry transfer of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.08 or Section 3.09(c), as applicable.  Securities in respect of which a Change in Control Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article 10 hereof on or after the date of the delivery of such Change in Control Repurchase Notice, unless such Change in Control Repurchase Notice has first been validly withdrawn as specified in the following two paragraphs.

A Change in Control Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Change in Control Repurchase Notice at any time prior to the close of business on the Change in Control Repurchase Date specifying:

(i)            if the Security with respect to which such notice of withdrawal is being submitted is a Security in definitive form, the certificate number of such Security, or if such Security is a Global Security, the notice must comply with the Applicable Procedures;

(ii)           the principal amount of the Security with respect to which such notice of withdrawal is being submitted; and

(iii)          the principal amount, if any, of such Security which remains subject to the original Change in Control Repurchase Notice and which has been or will be delivered for repurchase by the Company.

There shall be no repurchase of any Securities pursuant to Section 3.08 or Section 3.09 or redemption pursuant to Section 3.01 if an Event of Default (other than a default in the payment of the Redemption Price, Repurchase Price or Change in Control Repurchase Price, as the case may be) has occurred prior to, on or after, as the case may be, the giving by the Holders of such Securities of the required Repurchase Notice or Change in Control Repurchase Notice, or the giving by the Company of the notice of redemption, as the case may be, and such Event of Default is continuing.  The Paying Agent will promptly return to the respective Holders thereof any Securities (x) with respect to which a Change in Control Repurchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Repurchase Notice or Change in Control Repurchase Price) in which case, upon such return, the Repurchase Notice or Change in Control Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 3.11.  Deposit of Repurchase Price or Change in Control Repurchase Price.   Prior to 11:00 a.m. (New York City time) on the Business Day immediately following the Repurchase Date or the Change in Control Repurchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary thereof or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Repurchase Price or Change in Control Repurchase Price, as the case may be, together with accrued but unpaid interest (including Additional Interest, if any) thereon, to but not including the Repurchase Date or Change in Control Repurchase Date, as the case may be, of all the Securities or portions thereof which are to be repurchased as of the Repurchase Date or Change in Control Repurchase Date, as the case may be.

Section 3.12.  Securities Repurchased in Part.  Any Security in definitive form that is to be repurchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall promptly authenticate and deliver to the Holder of such Security, without service charge, one or more new Securities in definitive form, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security in definitive form so surrendered which is not repurchased.

Section 3.13.  Covenant to Comply with Securities Laws upon Repurchase of Securities.  When complying with the provisions of Sections 3.08 or 3.09 hereof (so long as such offer or repurchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or repurchase), the Company shall (i) comply in all material respects with Rule 13e-4 and Rule 14e-1 under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act and (iii) otherwise comply in all material respects with all applicable provisions of federal and state securities laws and any provisions of this Indenture which conflict with such laws shall be deemed to be superseded by the provisions of such laws.

Section 3.14.  Repayment to the Company.  To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.11 exceeds the aggregate Repurchase Price or Change in Control Repurchase Price, as the case may be, of the Securities or portions thereof which the Company is obligated to repurchase as of the Repurchase Date or Change in Control Repurchase Date, as the case may be, together with accrued but unpaid interest (including Additional Interest, if any) thereon, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Repurchase Date or Change in Control Repurchase Date, as the case may be, the Trustee shall return any such excess to the Company together with interest, if any, thereon (subject to the provisions of Section 7.01(f)).

Section 3.15.  Redemption Pursuant to Gaming Laws.  If a Holder or a beneficial owner of a Security is required by any Gaming Authority to be found suitable to hold the Securities, the Holder shall apply for a finding of suitability within 30 days after a Gaming Authority request or sooner if so required by such Gaming Authority.  The applicant for a finding of suitability must pay all costs of the investigation for such finding of suitability.  If a Holder or beneficial owner is required to be found suitable to hold the Securities and is not found suitable by a Gaming Authority, the Holder shall, to the extent required by applicable law, dispose of his Securities within 30 days or within that time prescribed by a Gaming Authority, whichever is earlier.  If the Holder fails to dispose of his Securities within such time period, the Company may, at its option, redeem such Holder’s Securities (a “Required Regulatory Redemption”) at, depending on applicable law, (i) the principal amount thereof, together with accrued and unpaid interest (and Additional Interest, if any) to the date of the finding of unsuitability by a Gaming Authority, (ii) the amount that such Holder paid for the Securities, (iii) the lowest of clauses (i) and (ii), or (iv) such other amount as may be determined by the appropriate Gaming Authority.

Section 3.16 Optional Tax Redemption.  The Securities may be redeemed at the option of the Company, in whole but not in part, upon not less than 30 nor more than 60 days’ notice given as provided herein, at any time at a redemption price equal to the principal amount thereof, plus accrued and unpaid interest, if any, thereon, plus Additional Interest, if any, to the date fixed for redemption if, as a result of any change in or amendment to the laws, treaties, rulings or regulations of The Bahamas, or of any political subdivision or taxing authority thereof or therein, or any change in the official position of the applicable taxing authority regarding the application or interpretation of such laws, treaties, rulings or regulations (including a holding, judgment or order of a court of competent jurisdiction) or any execution thereof or amendment thereto, which is enacted into law or otherwise becomes effective after the Issue Date, the Company is or would be required on the next succeeding interest payment date to pay Additional Amounts on the Securities as a result of the imposition of a Bahamian tax and the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Company which does not cause it to incur any material costs. The Company also shall pay to Holders on the Redemption Date any Additional Amounts then due and which will become due as a result of the redemption or would otherwise be payable.

Prior to the publication of any notice of redemption in accordance with the foregoing, the Company shall deliver to the Trustee an Officer’s Certificate stating that (i) the payment of Additional Amounts cannot be avoided by the use of any reasonable measures available to the Company which do not cause it to incur any material costs and (ii) the Company is entitled to effect such redemption based on the written, substantially unqualified Opinion of Counsel, which counsel shall be reasonably acceptable to the Trustee, that the Company has or will become obligated to pay Additional Amounts as a result of such change or amendment. The notice, once delivered by the Company to the Trustee, will be irrevocable.

ARTICLE 4
COVENANTS

Section 4.01.  Payment of Securities.  The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture.  Any amounts to be given to the Trustee or Paying Agent, as the case may be, shall be deposited with the Trustee or Paying Agent, as the case may be, by 11:00 a.m. (New York City time), on the dates required pursuant to Section 2.04 hereof.  Interest installments, Additional Interest, principal amount, Redemption Price, Repurchase Price, Change in Control Repurchase Price and interest, if any, due on overdue amounts shall be considered paid on the applicable date due if at 11:00 a.m. (New York City time)

on such date, the Trustee or the Paying Agent, as the case may be, holds, in accordance with this Indenture, money sufficient to pay all such amounts then due.

The Company shall, to the extent permitted by law, pay interest on overdue amounts at the rate per annum set forth in paragraph 1 of the Securities, compounded semi-annually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for.  The accrual of such interest on overdue amounts shall be in addition to the continued accrual of interest on the Securities.

Section 4.02.  SEC and Other Reports.  Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall deliver to the Trustee and to each Holder within 15 days after it is or would have been (if it were subject to such reporting obligations) required to furnish such with the SEC, annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports filed with the SEC, if the Company were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company’s certified independent public accountants as such would be required in such reports to the SEC, and, together with a management’s discussion and analysis of financial condition and results of operations which would be so required and, to the extent permitted by the Exchange Act or the SEC, file with the SEC the annual, quarterly and other reports which it is or would have (if it were subject to such reporting obligations) been required to file with the SEC.  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 4.03.  Compliance Certificate; Notice of Default.

(a)           The Company shall deliver to the Trustee within 120 days after the end of its fiscal year an Officers’ Certificate, one of the signers of which shall be the principal executive, financial or accounting officer of the Company, complying (whether or not required) with Section 314(a)(4) of the TIA and stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations (without regard to notice requirements or grace periods) under this Indenture and further stating, as to each such Officer signing such certificate, whether or not the signer knows of any failure by the Company or any Subsidiary of the Company to comply with any conditions or covenants in this Indenture and, if such signer does know of such a failure to comply, the certificate shall describe such failure with particularity.  The Officers’ Certificate shall also notify the Trustee should the relevant fiscal year end on any date other than the current fiscal year end date.

(b)           The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee promptly, and in any event within 30 days after becoming aware of any Default or Event of Default under this Indenture, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.  The Trustee shall not be deemed to have knowledge of a Default or Event of Default unless one of its Responsible Officers receives written notice of the Default or Event of Default from the Company or any of the Holders.

Section 4.04.  Maintenance of Office or Agency.  The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, repurchase, redemption or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served.  The Corporate Trust Office, shall initially be such office or agency where Securities may be surrendered for payment, and the Corporate Trust Office shall initially be such office or agency for all of the other aforesaid purposes.  The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office or agency of the Trustee).  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.  The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes, and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain at least one Paying Agent having an office or agency in the Borough of Manhattan, The City of New York.

Section 4.05.  Delivery of Certain Information.  At any time prior to the date that is two years after the Issue Date, when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or any Beneficial Owner of Securities or holder or Beneficial Owner of Ordinary Shares delivered upon conversion thereof, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or any Beneficial Owner of Securities or holder or Beneficial Owner of Ordinary Shares delivered upon conversion thereof or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security.  “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act or any successor provisions.  Whether a Person is a Beneficial Owner shall be determined by the Company to the Company’s reasonable satisfaction.

Section 4.06.  Additional Interest.  If at any time Additional Interest becomes payable by the Company pursuant to the Registration Rights Agreement, the Company shall promptly deliver to the Trustee a certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable pursuant to the terms of the Registration Rights Agreement.  Unless and until a Responsible Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no Additional Interest is payable.  If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

Section 4.07.  Additional Amounts.  The Company will, subject to the limitations and exceptions set forth below, pay to each Holder such amounts (the “Additional Amounts”) as may be necessary in order that every net payment or deemed payment of (i) principal, premium, Additional Interest and interest, if any, with respect to a Security, or (ii) net proceeds on the sale, redemption, repurchase, conversion or exchange of a Security, each after deduction or withholding for or on account of any taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the government of The Bahamas or any authority thereof or therein having power to tax, will result in the receipt by the Holders of the amounts that would have been received by them had no such deduction or withholding been required; provided, however, that no such Additional Amounts shall be payable in respect of any Security for:

(1)           any tax, duty, levy, assessment, or other governmental charge which would not have been imposed but for the fact that such Holder:

(a)  is a resident, domiciliary or national of, or engaged in business or maintains a permanent establishment or was physically present in, The Bahamas or any political subdivision thereof or therein or otherwise has some connection with The Bahamas other than the mere ownership of, or receipt of payment under, such Security;

(b)  presented such Security for payment in The Bahamas or any political subdivision thereof or therein, unless such Note could not have been presented for payment elsewhere; or

(c)  presented such Security for payment more than 30 days after the date on which the payment in respect of such Security became due and payable or provided for, whichever is later, except to the extent that the Holder would have been entitled to such Additional Amounts if it had presented such Security for payment on any day within such period of 30 days;

(2)           any estate, inheritance, gift, sales, transfer, or similar tax, assessment or other governmental charge or any taxes, duties, levies, assessments or other governmental charges that are payable otherwise than by deduction or withholding from payments on the Securities;

(3)           any tax, duty, levy, assessment, or other governmental charge imposed on a Holder that is not the beneficial owner of a Security to the extent that the beneficial owner would not have been entitled to the payment of Additional Amounts had the beneficial owner directly held the Security; or

(4)           any combination of items (1), (2) and (3).

Whenever there is mentioned herein in any context, the payment of the principal of or any premium or interest on, or Additional Interest, if any, or in respect of, any Security or the net proceeds received on the sale, redemption, repurchase, conversion or exchange of any Security, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Indenture to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to this Indenture.

Without limiting a Holder’s right to receive payment of Additional Amounts, in the event that Additional Amounts actually paid with respect to the Securities are based on rates of deduction or withholding of Bahamian taxes in excess of the appropriate rate applicable to the Holder of such Securities and, as a result thereof, such Holder of Securities is entitled to make a claim for a refund or credit of such excess, then such Holder of Securities shall, by accepting the Securities and receiving a payment of Additional Amounts, be deemed to have assigned and transferred all right, title and interest to any such claim for a refund or credit of such excess to the Company.  By making such assignment, the Holder of Securities makes no representation or warranty that the Company will be entitled to receive such claim for a refund or credit and incurs no other obligation with respect thereto.

ARTICLE 5
SUCCESSOR CORPORATION

Section 5.01.  When the Company May Consolidate, Merge or Transfer Assets.  The Company shall not consolidate or merge with or into (whether or not the Company is the surviving person) another Person or sell, lease exchange or otherwise transfer (in one transaction or a series of related transactions) all or substantially all of its properties and assets to any other Person, unless:

(a)           (i) the Company shall be the resulting or surviving corporation, or the successor, transferee or lessee, if other than the Company, is a corporation, limited partnership, limited liability company or other business entity organized and validly existing under the laws of the Commonwealth of The Bahamas, any member country of the European Union, Canada or the United States, any state thereof or the District of Columbia and expressly assumes the obligations of the Company under the Indenture and the Securities by means of a supplemental indenture entered into with the Trustee; and

(b)           immediately after giving effect to the transaction, no Event of Default and no event that, with notice or lapse of time, or both, would constitute an Event of Default, shall have occurred and be continuing.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries (other than to the Company or another Subsidiary of the Company), which, if such assets were owned by the Company would constitute all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.  The successor Person formed by such consolidation or into which the Company is merged or the successor Person to which such sale, lease, exchange or other transfer is made shall succeed to, and (except in the case of a lease) be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of a lease and except for obligations the Company may have under a supplemental indenture pursuant to Section 9.06, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities.  Subject to Section 9.06, the Company, the Trustee and the successor Person shall enter into a supplemental indenture to evidence the succession and substitution of such successor Person and such discharge and release of the Company, as applicable.

ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01.  Events of Default.  An “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be caused voluntarily or involuntarily or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)  the failure by the Company to pay any installment of interest or Additional Interest, if any, on the Securities as and when the same becomes due and payable and the continuance of any such failure for 30 days;

(2)  the failure by the Company to pay all or any part of the principal, or premium, if any, on the Securities when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, whether or not prohibited by Article 11 hereof, including the failure to make cash payments due upon conversion, or make a payment of the Change in Control Repurchase Price or the failure to repurchase notes at the option of the Holder on April 15, 2014 and 2019.

(3)  the failure by Company otherwise to comply with Sections 3.09 and 5.01 including failure to provide notice of the occurrence of a Change of Control in accordance with the terms of this Indenture;

(4)  failure by the Company or any of its Subsidiaries to observe or perform any other covenant or agreement contained in the Indenture (except as provided in clauses (1), (2) and (3) above) and the continuance of such failure for a period of 60 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities outstanding;

(5)  a decree, judgment, or order by a court of competent jurisdiction shall have been entered adjudicating the Company or any of its Significant Subsidiaries as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company or any of its Significant Subsidiaries under any bankruptcy or similar law, and such decree or order shall have continued undischarged and unstayed for a period of 60 consecutive days; or a decree or order of a court of competent jurisdiction, judgment appointing a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency for the Company, any of its Significant Subsidiaries, or any substantial part of the property of any such person, or for the winding up or liquidation of the affairs of any such person, shall have been entered, and such decree, judgment, or order shall have remained in force undischarged and unstayed for a period of 60 days;

(6)  the Company or any of its Significant Subsidiaries shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any bankruptcy or similar law or similar statute, or shall consent to the filing of any such petition, or shall consent to the appointment of a custodian, receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of it or any substantial part of its assets or property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due;

(7)  a default in indebtedness of the Company or any of its Subsidiaries with an aggregate principal amount in excess of $10 million (a) resulting from the failure to pay any principal at final stated maturity or (b) as a result of which the maturity of such indebtedness has been accelerated prior to its stated maturity; and

(8)  final unsatisfied judgments not covered by insurance aggregating in excess of $10 million, at any one time rendered against the Company or any of its Subsidiaries and either (a) the commencement by any creditor of any enforcement proceeding upon any such judgment that is not promptly stayed or (b) such judgment is not stayed, bonded or discharged within 60 days.

Section 6.02.  Acceleration.

(a)           If an Event of Default (other than an Event of Default specified in clause (5) or (6) of Section 6.01) shall occur and be continuing, the Trustee may, and at the written request of the Holders of at least 25% in principal amount of outstanding Securities shall, declare the principal of and accrued but unpaid interest (including Additional Interest, if any) on all the Securities to be due and payable by notice in writing to the Company (the “Acceleration Notice”).  Such notice shall specify the respective Event of Default and that it is a “notice of acceleration.”  Upon the giving of an Acceleration Notice, the principal of and accrued but unpaid interest (including Additional Interest, if any) on all the Securities shall become immediately due and payable.  If an Event of Default specified in clause (5) or (6) of Section 6.01 occurs and is continuing, then all unpaid Obligations on all of the outstanding Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(b)           At any time after a declaration of acceleration with respect to the Securities as described in the preceding paragraph, the Holders of a majority in aggregate principal amount of the Securities at the time outstanding may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of such acceleration, (iii) if interest on overdue installments of interest (to the extent the payment of such interest is lawful) and on overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of an Event of Default of the type described in clause (4) of Section 6.01, the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.  No such rescission shall affect any subsequent Event of Default or impair any right consequent thereto.

Section 6.03.  Other Remedies.   If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the principal amount of all the Securities plus accrued but unpaid interest (including Additional Interest, if any) thereon, or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding.  No remedy is exclusive of any other remedy.  All available remedies are cumulative to the extent permitted by law.

Section 6.04.  Waiver of Past Defaults.  The Holders of a majority in aggregate principal amount of the Securities at the time outstanding, by notice in writing to the Trustee (and without notice to any other Holder), may waive an existing Event of Default and its consequences, except (i) an Event of Default described in Section 6.01(1) or 6.01(2), (ii) an Event of Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected or (iii) an Event of Default which constitutes a failure to convert any Security in accordance with the terms of Article 10.  When an Event of Default is waived, it is deemed to have been cured, but no such waiver shall extend to any subsequent or other Event of Default or impair any consequent right.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default.  This Section 6.04 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

Section 6.05.  Control by Majority.  The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee’; provided, that (i) such direction shall not be in conflict with any rule of law or with this Indenture, (ii) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders not taking part in such direction, and (iii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.  This Section 6.05 shall be in lieu of Section 316(a)(1)(A) of the TIA and such Section 316(a)(1)(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

Section 6.06.  Limitation on Suits.  No Holder of any Security shall have any right to order or direct the Trustee to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a)           the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

(b)           the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding make a written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c)           such Holder or Holders have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(d)           the Trustee does not comply with the request within 60 days after receipt of such notice, request and offer of security or indemnity; and

(e)           the Holders of a majority in aggregate principal amount of the Securities at the time outstanding do not give the Trustee a direction inconsistent with the request that has been given to the Trustee during such 60-day period;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

Section 6.07.  Rights of Holders to Receive Payment and to Convert. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of interest installments (including Additional Interest, if any), the principal amount, Redemption Price, Repurchase Price, Change in

Control Repurchase Price or interest, if any, due on overdue amounts in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities, and to convert the Securities in accordance with Article 10, or to bring suit for the enforcement of any such payment on or after such respective dates or the enforcement of the right to convert, shall not be impaired or affected adversely without the consent of such Holder.

Section 6.08.  Collection Suit by Trustee.  If an Event of Default described in Section 6.01(1) or Section 6.01(2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor upon the Securities for the whole amount owing with respect to the Securities and the amounts provided for in Section 7.07.

Section 6.09.  Trustee May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether any amounts in respect of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amounts) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a)           to file and prove a claim for any accrued but unpaid amounts due in respect of the Securities, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under Section 7.07) and of the Holders allowed in such judicial proceeding, and

(b)           to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.  Priorities.  Subject to Article 11, if the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

FIRST:  to the Trustee for amounts due under Section 7.07;

SECOND:  to Holders for amounts due and unpaid on the Securities and for any accrued but unpaid interest amounts due in respect of the Securities, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

THIRD:  the balance, if any, to the Company.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.  At least 15 days before such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and the amount to be paid.

Section 6.11.  Suits.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities at the time outstanding.  This Section 6.11 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

Section 6.12.  Waiver of Stay, Extension or Usury Laws.  The Company covenants (to the fullest extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of any amounts due in respect of the Securities, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the fullest extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7
TRUSTEE

Section 7.01.  Duties of Trustee.

(a)           If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(b)           Except during the continuance of an Event of Default:

(i)    the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and

(ii)   in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.

This Section 7.01(b) shall be in lieu of Section 315(a) of the TIA and such Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

(c)           The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)    this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.01;

(ii)   the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is conclusively determined by a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)  the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, 6.04 or 6.05.

Sections 7.01(c)(i), (ii) and (iii) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections 315(d)(1), 315(d)(2) and 315(d)(3) are hereby expressly excluded from this Indenture, as permitted by the TIA.

(d)           Every provision of this Indenture that in any way relates to the Trustee is subject to Sections 7.01(a), (b), (c), (e) and (f).

(e)           The Trustee shall comply with any order or directive of a Gaming Authority requiring that the Trustee submit, at the expense of the Company, an application for any license, finding of suitability or other approval pursuant to any gaming law and will reasonably cooperate fully and completely in any proceeding related to such application; provided, however, that in the event the Trustee in its reasonable judgment determines that complying with such order or directive would subject it or its officers or directors to unreasonable or onerous requirements, the Trustee may, at its option, resign as Trustee in lieu of complying with such order or directive; and provided, further, that no resignation shall become effective until a successor Trustee is appointed and delivers a written acceptance in accordance with Section 7.08 hereof.

(f)            Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  The Trustee (acting in any capacity hereunder) shall be under no liability for interest on any money received by it hereunder unless otherwise agreed in writing with the Company.

(g)           For the avoidance of doubt, the Trustee shall not be responsible for, and shall have no obligation to, monitor the availability of a Holder to convert its Securities pursuant to Section 10.01 or to calculate any adjustment to the Conversion Price pursuant to Section 10.05.

Section 7.02.  Rights of Trustee.  Subject to its duties and responsibilities under Section 7.01 and the TIA,

(a)           the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in its original form or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)           whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may obtain and, in the absence of bad faith or negligence on its part, conclusively rely upon an Officers’ Certificate and/or an Opinion of Counsel;

(c)           the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees, and without limiting the generality of the foregoing, the Trustee may appoint an agent (i) to obtain the quotations referred to in the definition of “Trading Price of the Securities,” and (ii) to report such quotations or determinations to the Company and the Depositary on behalf of the Trustee; and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, attorney, custodian or nominee appointed with due care by it hereunder;

(d)           the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith which it reasonably believes to be authorized or within its rights or powers conferred under this Indenture;

(e)           the Trustee may consult with counsel selected by it and any advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion of such counsel;

(f)            the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

(g)           any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Order and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

(h)           the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

(i)            the Trustee shall not be deemed to have notice of any Default or Event of Default, except (i) any Event of Default occurring pursuant to Sections 6.01(1), 6.01(2) or 4.01, or (ii) unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office, and such notice references the Securities and this Indenture;

(j)            the rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder (including Paying Agent, Registrar and Conversion Agent), and to all other Persons employed to act hereunder, including the Trustee’s officers, employees, agents and custodians;

(k)           the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(l)            in no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(m)          the Trustee is not required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture; and

(n)           notwithstanding anything else herein contained, whenever any provision of this Indenture indicates that any confirmation of a condition or event is qualified by the words “to the knowledge of” or “known to” the Trustee or other words of similar meaning, said words shall mean and refer to the current awareness of one or more Responsible Officers who are located at the Corporate Trust Office.

Section 7.03.  Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.  Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights.  However, the Trustee must comply with Sections 7.10 and 7.11.

Section 7.04.  Trustee’s Disclaimer.  The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, shall not be accountable for the Company’s use or application of the proceeds from the Securities, and shall not be responsible for any statement in any registration statement for the Securities under the Securities Act or in any offering document for the Securities, the Indenture or the Securities (other than its certificate of authentication).

Section 7.05.  Notice of Defaults.  If an Event of Default occurs and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall give to each Holder notice of all current Event of Defaults known to it within 90 days after any such Event of Default occurs or, if later, within 15 days after it is known to the Trustee, unless such Event of Default shall have been cured or waived before the giving of such notice.  Notwithstanding the preceding sentence, except in the case of an Event of Default described in Sections 6.01(1) and 6.01(2) the Trustee may withhold the notice if and so long as a trust committee of officers of the Trustee in good faith determines that withholding the notice is in the interests of Holders.  The second sentence of this Section 7.05 shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA.

Section 7.06.  Reports by Trustee to Holders.  Within 60 days after each July 31 beginning with the July 31 following the date of this Indenture, the Trustee shall mail to each Holder a brief report dated as of such July 31 that complies with TIA Section 313(a), if required by such Section 313(a), but only to the extent any such report is required to be given pursuant to said TIA Section 313(a), or any successor provision of the TIA.  The Trustee also shall comply with TIA Section 313(b).

Commencing at the time this Indenture is qualified under the TIA, a copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the SEC and each securities exchange, if any, on which the Securities are listed.  The Company agrees to notify the Trustee in writing promptly whenever the Securities become listed on any securities exchange and of any delisting thereof.

Section 7.07.  Compensation and Indemnity.  The Company agrees:

(a)           to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited (to the extent permitted by law) by any provision of law in regard to the compensation of a trustee of an express trust);

(b)           to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture or any documents executed in connection herewith (including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct; and

(c)           to indemnify the Trustee or any predecessor Trustee and their respective agents, officers, directors and employees for, and to hold them harmless against, any loss, damage, claim, liability, cost or expense (including attorneys’ fees and expenses and taxes (other than franchise, capital, net worth, employment and ad valorem taxes and taxes based upon, measured by or determined by the income or gross receipts of the Trustee)) incurred without negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending themselves against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the Trustee’s exercise or performance of any of its powers or duties hereunder.  The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity.  The Company shall defend the claim and the Trustee shall provide reasonable cooperation at the Company’s expense in the defense.  The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided, that the Company will not be required to pay such fees and expenses if it assumes the Trustee’s defense and there is no conflict of interest between the Company and the Trustee in connection with such defense.  The Company need not pay for any settlement made without its written consent.  The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except any money or property held in trust to pay interest installments (including Additional Interest, if any), the principal amount, Redemption Price, Repurchase Price, Change in Control Repurchase Price or interest, if any, due on overdue amounts, as the case may be, in respect of any particular Securities.

The Company’s payment obligations pursuant to this Section 7.07 shall survive the discharge of this Indenture or the earlier termination or resignation of the Trustee.  When the Trustee incurs expenses after the occurrence of an Event of Default specified in Section 6.01(5) or Section 6.01(6), the expenses, including the reasonable charges and expenses of its counsel, are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08.  Replacement of Trustee.  The Trustee may resign by so notifying the Company; provided that no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.08.  The

Holders of a majority in aggregate principal amount of the Securities at the time outstanding may remove the Trustee by so notifying the Trustee and the Company in writing.  The Company shall remove the Trustee if:

(a)           the Trustee fails to comply with Section 7.10;

(b)           the Trustee is adjudged bankrupt or insolvent;

(c)           a receiver or public officer takes charge of the Trustee or its property; or

(d)           the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by Board Resolution, a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company satisfactory in form and substance to the retiring Trustee and the Company.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture; provided, notwithstanding the foregoing, the effectiveness of any such resignation or removal shall be conditioned on receipt by the retiring Trustee of all amounts due and owing under Section 7.07 hereof.  The successor Trustee shall mail a notice of its succession to Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

If a successor Trustee does not take office within 60 days after the retiring Trustee gives its notice of resignation or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate principal amount of the Securities at the time outstanding may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Section 7.09.  Successor Trustee by Merger Etc.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets (including the administration of the trust created by this Indenture) to, another Person, the resulting or surviving Person without any further act shall be the successor Trustee. As soon as practicable, the successor Trustee shall mail a notice of its succession to the Company and the

Holders.  Any such successor must nevertheless be eligible and qualified under the provisions of Section 7.01 hereof.

Section 7.10.  Eligibility; Disqualification.  The Trustee shall at all times satisfy the requirements of TIA Section 310(a)(1).  The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $25,000,000 as set forth in its most recent filed annual report of condition.  Nothing herein contained shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b).  The Trustee shall comply with TIA Section 310(b.

If at any time the Trustee shall cease to be eligible in accordance with this Section 7.10, it shall resign immediately in the manner and with the effect specified in Article 7.

Section 7.11.  Preferential Collection of Claims Against Company.  The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b).  A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

Section 7.12.  Force Majeure.  To the extent permitted by the TIA, in no event shall the Trustee be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond the Trustee’s control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo or government action, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of the services contemplated by this Indenture.

ARTICLE 8
DISCHARGE OF INDENTURE

Section 8.01.  Discharge of Liability on Securities.  When (a) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (b) all outstanding Securities have become due and payable and the Company deposits with the Trustee or Paying Agent cash or Ordinary Shares (as applicable under the terms of this Indenture) sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 7.07, cease to be of further effect.  The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand at the cost and expense of the Company and accompanied by an Officers’ Certificate and Opinion of Counsel.

Section 8.02.  Repayment to the Company.  The Trustee, the Paying Agent and the Conversion Agent shall return to the Company upon written request any money or Ordinary Shares held by them for the payment of any amount and any Ordinary Shares with respect to the Securities that remain unclaimed for two years, subject to applicable unclaimed property law.  After return to the Company, as applicable, Holders entitled to the money or Ordinary Shares must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee, the Paying Agent and the Conversion Agent shall have no further liability to the Holders with respect to such money or Ordinary Shares for that period commencing after the return thereof.

ARTICLE 9
AMENDMENTS

Section 9.01.  Without Consent of Holders.  The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Holder:

(a)           to comply with Article 5 or Section 10.11;

(b)           to cure any ambiguity, omission, defect or inconsistency in this Indenture;

(c)           to make any other change that does not adversely affect the rights of any Holder in any material respect; provided that any change to conform this Indenture to the Offering Memorandum shall be deemed not to adversely affect the rights of any Holder;

(d)           to make provisions with respect to the conversion right of the Holders pursuant to the requirements of Section 10.01;

(e)           to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities; or

(f)            to comply with the provisions of the TIA, or with any requirement of the SEC arising as a result of the qualification of this Indenture under the TIA.

Section 9.02.  With Consent of Holders.

The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to any Holder but with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time outstanding.  The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may waive compliance by the Company with restrictive provisions of this Indenture other than as set forth in this Section 9.02 below, and waive any past Event of Default under this Indenture and its consequences, except a default in the payment of the principal of, or Redemption Price, Repurchase Price, Change in Control Repurchase Price of, or any interest on, any Security, or in respect of a provision which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Security affected.

Subject to Section 9.04, without the consent of each Holder affected, however, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

(a)           change the Stated Maturity of, or any payment date of any installment of interest (including Additional Interest, if any) on, any Security;

(b)           reduce the principal amount or Redemption Price, Repurchase Price, or Change in Control Repurchase Price of, or the rate of interest on, any Security, whether upon acceleration, redemption or otherwise, or alter the manner of calculation of interest or the rate of accrual thereof on any Security;

(c)           change the currency for payment of principal of, or interest on, any Security;

(d)           impair the right to institute suit for the enforcement of any payment of any amount with respect to any Security when due;

(e)           adversely affect the conversion rights provided in Article 10;

(f)            modify the provisions of this Indenture requiring the Company to make an offer to repurchase Securities upon a Change in Control pursuant to Section 3.09, or to repurchase the Securities at the option of the Holders pursuant to Section 3.08;

(g)           reduce the percentage of principal amount of the outstanding Securities necessary to modify or amend this Indenture or to consent to any waiver provided for in this Indenture;

(h)           waive a default in the payment of any amount or Ordinary Shares with respect to any Security when due (except as provided in Section 6.02); or

(i)            make any changes to Section 6.04, Article 10 or this Section 9.02.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.  Failure to mail the notice or a defect in the notice shall not affect the validity of the amendment.

Section 9.03.  Compliance with Trust Indenture Act.  Every amendment, waiver or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

Section 9.04.  Revocation and Effect of Consents.  Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security.  However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by written notice to the Company or the person designated by the Company as the person to whom consents should be sent if such revocation is received by the Company or such person before the date on which the Trustee receives an Officers’ Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Company notwithstanding the provisions of the TIA.  If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those persons who were Holders at such record date, and only those persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such persons continue to be Holders after such record date.  No such consent shall be valid or effective for more than 90 days after such record date.

After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (a) through (i) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security; provided, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal and premium of and interest (and Additional Interest, if any) on a Security, on or after the respective dates set for such amounts to become due and payable expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates.

Section 9.05.  Notation on or Exchange of Securities.   Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 9 may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company, and such new Securities may be authenticated and delivered by the Trustee in exchange for outstanding Securities.

Section 9.06.  Trustee to Sign Supplemental Indentures.  The Trustee shall sign any amendment, waiver or supplemental indenture authorized pursuant to this Article 9 if the amendment contained therein does not, in the sole determination of the Trustee, adversely affect the rights, duties, powers, privileges, benefits, indemnities, liabilities or immunities of the Trustee.  If it does, the Trustee may, but need not, sign such supplemental indenture.  In signing any supplemental indenture the Trustee shall be provided with, and (subject to the provisions of Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

Section 9.07.  Effect of Supplemental Indentures.  Upon the execution of any supplemental indenture under this Article 9, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes, and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE 10
CONVERSION OF THE SECURITIES

Section 10.01.  Conversion Privilege.

(a)           Subject to the provisions of this Article 10, a Holder of a Security may convert such Security into cash and Ordinary Shares equal to the Conversion Value in accordance with Section 10.14, if any of the following conditions are satisfied:

(i)    during any fiscal quarter of the Company (the “Quarter”) commencing on or after April 5, 2004, if the Ordinary Share Price for at least 20 Trading Days in the period of 30 consecutive Trading Days ending on the last Trading Day of the Quarter immediately preceding such Quarter (appropriately adjusted to take into account the occurrence, during such 30 consecutive Trading Day period, of any event requiring adjustment of the Conversion Price under this Indenture) is more than 120% of the Conversion Price on such 30th Trading Day;

(ii)   such Security has been called for redemption by the Company pursuant to Section 3.01 and the redemption has not yet occurred, so long as the Holder surrenders such Security for conversion prior to the close of business on the date that is two Business Days prior to the applicable Redemption Date, even if the Security is not otherwise convertible at such time;

(iii)  (A)          during the five Trading Day period immediately after a period of five consecutive Trading Days in which the Trading Price of $1,000 principal amount of the Securities for each Trading Day in such five Trading Day period was less than 95% of the product of (x) the Ordinary Share Price on such Trading Day and (y) the Conversion Rate on such Trading Day;

(B)           notwithstanding the foregoing, if on the date of any conversion pursuant to Section 10.01(a)(iii)(A), the Ordinary Share Price on such date is greater than the Conversion Price on such date but less than 120% of the Conversion Price on such date, then, for purposes of Section 10.14, the Conversion Value a Holder of Securities will be entitled to receive will be equal to the principal amount of the Securities held by such Holder plus accrued and unpaid interest (including Additional Interest, if any) as of the Conversion Date (such a conversion, a “Principal Value Conversion”);

(iv)  the Company elects to (A) make a distribution to all holders of Ordinary Shares of rights, warrants or options entitling them to subscribe for or purchase (for a period commencing no earlier than the date of distribution and expiring not more than 60 days after the date of distribution) Ordinary Shares at a price less than the average Ordinary Share Price for the 10 Trading Days immediately preceding the date such distribution was first publicly announced; or

(B)           make a distribution (other than in respect of a tender offer or exchange offer) to all holders of Ordinary Shares where the fair market value of such distribution per Ordinary Share (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value) exceeds 10% of the Ordinary Share Price on the Trading Day immediately preceding the date such distribution was first publicly announced that does not result in an adjustment to the Conversion Price or a right to receive cash pursuant to Section 10.05;

provided, that the Holder shall have no right to convert any Security pursuant to this Section 10.01(a)(iv) hereof if the Holder of a Security otherwise participates in the distribution described in this Section 10.01(a)(iv) on an as-converted basis solely into Ordinary Shares at the then applicable Conversion Price without conversion of such Holder’s Securities; provided, further, however, that Holders of Securities will have the right to do so only if the Company specifically so elects in connection with such transaction; or

(v)   the Company reclassifies its Ordinary Shares or is party to a consolidation, merger, share exchange, sale of all or substantially all of its properties and assets or other similar transaction, in each case pursuant to which the Ordinary Shares are subject to conversion into cash, securities or other property from and after the effective date of such transaction until and including the date that is 30 days after the effective date of such transaction.

(b)           In the case of Section 10.01(a)(iii), the Trustee shall have no obligation to determine the Trading Price of the Securities unless the Company has requested such determination in writing, and the Company shall have no obligation to make such request unless a Holder of the Securities provides the Company with reasonable evidence that the Trading Price of the Securities on any date would be less than 95% of the product of (x) the Ordinary Share Price on such date and (y) the Conversion Rate then in effect.  Upon receipt of such reasonable evidence, the Company shall instruct the Trustee in writing to determine the Trading Price of the Securities beginning on the next Trading Day and on each successive Trading Day until the Trading Price of the Securities is greater than or equal to 95% of the product of the Ordinary Share Price and the Conversion Rate.  Neither the Trustee nor the Conversion Agent shall be under any duty or obligation to make the calculations described in Section 10.01(a)(iii) hereof or to determine whether the Securities are convertible pursuant to such Section.  The Company shall make the calculations described in Section 10.01(a)(iii) hereof using the Trading Price of the Securities provided by the Trustee, shall determine whether the Securities are convertible under Section 10.01(a)(iii) and shall advise the Trustee (or Conversion Agent, as the case may be) of any determination that the Securities are convertible under Section 10.01(a)(iii).

(c)           In the case of the foregoing Sections 10.01(a)(iv)(A) and 0, the Company shall cause a notice of such distribution to be filed with the Trustee and the Conversion Agent and to be mailed to each Holder of Securities no later than 20 days prior to the Ex-Dividend Date for such distribution.  Once the Company has given such notice, Holders may surrender their Securities for conversion at any time thereafter until the earlier of the close of business on the Business Day prior to the Ex-Dividend Date or the Company’s announcement that such distribution will not take place.  The “Ex-Dividend Date” for any such issuance or distribution means the date immediately prior to the commencement of “ex-dividend” trading for such issuance or distribution on The New York Stock Exchange or such other national securities exchange or The Nasdaq Stock Market or similar system of automated dissemination of quotations of securities prices on which the Ordinary Shares is then listed or quoted.

(d)           A Holder may convert a portion of a Security equal to $1,000 or any integral multiple thereof.  Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

If a Security is called for redemption pursuant to Section 3.01, in order to convert such Security, the Holder must deliver the Security to the Conversion Agent (or, if the Security is held in book-entry form, complete and deliver to the Depositary appropriate instructions in accordance with the Applicable Procedures) at any time prior to the close of business on the day that is two Business Days prior to the applicable Redemption Date for such Security (unless the Company shall default in paying the Redemption Price when due, in which case the conversion right shall terminate on the date such default is cured and such Security is redeemed).  A Security in respect of which a Holder has delivered a Change in Control Repurchase Notice pursuant to Section 3.09 exercising the option of such Holder to require the Company to repurchase such Security may be converted only if such Change in Control Repurchase Notice is withdrawn by a written notice of withdrawal delivered to the Paying Agent prior to the close of business on the Change in Control Repurchase Date in accordance with Section 3.10.

(e)           A Holder of Securities is not entitled to any rights of a holder of Ordinary Shares until such Holder has converted its Securities into Ordinary Shares.

Section 10.02.  Conversion Procedure.

(a)           To convert a Security, a Holder must (i) if the Security is in definitive form, complete and manually sign the irrevocable conversion notice on the back of the Security and deliver such notice to the Conversion Agent, (ii) if the Security is in definitive form, surrender the Security to the Conversion Agent,

(iii) if the Security is in definitive form, furnish appropriate endorsements and transfer documents if required by the Registrar or the Conversion Agent, (iv) pay any transfer or other tax, if required by Section 10.03 and (v) if the Security is held in book-entry form, complete and deliver to the Depositary appropriate instructions pursuant to the Applicable Procedures.  The later of (x) the date on which the Holder satisfies all of the foregoing requirements and (y) the Determination Date is the “Conversion Date”.  As promptly as practicable after the Conversion Date, and in any event within four Business Days of the Determination Date, the Company shall deliver to the Holder through the Conversion Agent (1) cash in the amount calculated in accordance with Section 10.14, (2) the number of whole Ordinary Shares issuable upon the conversion and (3) cash in lieu of any fractional shares pursuant to Section 10.14.

(b)           The Person in whose name the Security is registered shall be deemed to be a stockholder of record on the Conversion Date; provided that no surrender of a Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the Ordinary Shares upon such conversion as the record holder or holders of such Ordinary Shares on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such Ordinary Shares as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided, further that such conversion shall be at the Conversion Price in effect on the date that such Security shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed.  Upon conversion of a Security, such Person shall no longer be a Holder of such Security.

(c)           No payment or adjustment will be made for accrued but unpaid interest (including Additional Interest, if any) on a converted Security or for dividends or distributions on Ordinary Shares issued upon conversion of a Security (provided that the Ordinary Shares received upon conversion of Securities shall continue to accrue Additional Interest, as applicable, in accordance with the Registration Rights Agreement and shall be entitled to receive, at the next interest payment date, any accrued but unpaid Additional Interest with respect to the converted Securities).  The Company shall not adjust the Conversion Price to account for the accrued but unpaid interest.  Nonetheless, if Securities are converted after the close of business on a regular record date and prior to the opening of business on the next interest payment date, including the Stated Maturity, Holders of such Securities at the close of business on such regular record date shall receive the accrued but unpaid interest (including Additional Interest, if any) payable on such Securities on the corresponding interest payment date notwithstanding the conversion.  In such event, such Security, when surrendered for conversion, must be accompanied by delivery of a check payable to the Conversion Agent in an amount equal to the accrued but unpaid interest (including Additional Interest, if any) payable on such interest payment date on the portion so converted.  If such payment does not accompany such Security, the Security shall not be converted; provided that no such check shall be required if such Security has been called for redemption on a redemption date within the period between the close of business on such record date and the opening of business on such interest payment date, or if such Security is surrendered for conversion on the interest payment date.  If the Company defaults in the payment of interest (including Additional Interest, if any) payable on the interest payment date, the Conversion Agent shall repay such funds to the Holder.

(d)           Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver to the Holder, a new Security equal in principal amount to the unconverted portion of the Security surrendered.

Section 10.03.  Taxes on Conversion.  If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the Ordinary Shares issuable upon such conversion.  However, the Holder shall pay any tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name.  The Conversion Agent may refuse to deliver the certificates representing the Ordinary Shares being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name.  Nothing herein shall preclude any tax withholding required by law or regulations.

Section 10.04.  Company to Provide Stock.  The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Ordinary Shares, a sufficient number of Ordinary Shares to permit the conversion of all outstanding Securities into Ordinary Shares.  The certificates representing the Ordinary Shares issued upon conversion of Transfer Restricted Securities shall bear a legend substantially in the following form:

“THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, OR THE “SECURITIES ACT”, AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM

THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF KERZNER INTERNATIONAL LIMITED (THE “COMPANY”) THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (IV) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

The Company covenants that all Ordinary Shares delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free of any lien or adverse claim.

The Company will endeavor promptly to comply with all applicable federal and state securities laws regulating the offer and delivery of Ordinary Shares upon conversion of Securities and will list or cause to have quoted such Ordinary Shares on each national securities exchange or in the over-the-counter market or such other market on which the Ordinary Shares are then listed or quoted.

Section 10.05.  Adjustment of Conversion Price.  The Conversion Price shall be adjusted (without duplication) from time to time by the Company as follows:

(a)           In case the Company shall (i) pay a dividend or other distribution in Ordinary Shares to all holders of Ordinary Shares, (ii) subdivide its outstanding Ordinary Shares into a greater number of shares or (iii) combine its outstanding

Ordinary Shares into a smaller number of shares, the Conversion Price shall be adjusted so that the Holder of any Security thereafter surrendered for conversion shall be entitled to receive the number of Ordinary Shares which it would have owned or been entitled to receive had such Security been converted immediately prior to the happening of such event.  For the purposes of calculating the Conversion Price adjustment pursuant to this Section 10.05(a), Holders of a Security shall be treated as if they had the right to convert the Security solely into Ordinary Shares at the then applicable Conversion Price.  An adjustment made pursuant to this Section 10.05(a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision, combination or reclassification.

(b)           In case the Company shall issue to all holders of Ordinary Shares rights, warrants or options entitling such holders (for a period commencing no earlier than the date of distribution and expiring not more than 60 days after the date of distribution) to subscribe for or purchase Ordinary Shares (or securities convertible into Ordinary Shares) at a price per share less than the average Ordinary Share Price for the 10 Trading Days immediately preceding the date the distribution of such rights, warrants or options was first publicly announced by the Company, the Conversion Price shall be decreased so that the Conversion Price shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the record date for such issue by a fraction,

(i)    the numerator of which shall be the number of Ordinary Shares outstanding on such date of public announcement, plus the number of shares which the aggregate subscription or purchase price for the total number of Ordinary Shares offered by the rights, warrants or options so issued (or the aggregate conversion price of the convertible securities offered by such rights, warrants or options) would purchase at such average Ordinary Share Price, and

(ii)   the denominator of which shall be the number of Ordinary Shares outstanding on such date of public announcement plus the number of additional Ordinary Shares offered by such rights, warrants or options (or into which the convertible securities so offered by such rights, warrants or options are convertible).

Such adjustment shall be made successively whenever any such rights, warrants or options are issued, and shall become effective immediately after such record date.  If at the end of the period during which such rights, warrants or options are exercisable not all rights, warrants or options shall have been exercised, the adjusted Conversion Price shall be immediately readjusted to what it would have been upon application of the foregoing adjustment substituting the number of additional Ordinary Shares actually issued (or the number of Ordinary Shares issuable upon conversion of convertible securities actually issued) for the total number of Ordinary Shares offered (or convertible securities offered).

(c)           In case the Company shall distribute to all holders of Ordinary Shares any shares of Capital Stock of the Company (other than Ordinary Shares) or evidences of its indebtedness, other securities or other assets, or shall distribute to all holders of Ordinary Shares, rights, warrants or options to subscribe for or purchase any of its securities (excluding (i) those rights, options and warrants referred to in Section 10.05(b); (ii) those dividends, distributions, subdivisions and combinations referred to in Section 10.05(a); and (iii) those dividends and distributions paid in cash referred to in Section 10.05(e)), then in each such case the Conversion Price shall be decreased so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction,

(i)    the numerator of which shall be the Market Price on the record date for the determination of holders of Ordinary Shares entitled to receive such distribution less the fair market value on such record date (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value) of the portion of the Capital Stock or evidences of indebtedness, securities or assets so distributed or of such rights, warrants or options, in each case applicable to one Ordinary Share, and

(ii)   the denominator of which shall be the Market Price on such record date,

such adjustment to become effective immediately after the record date for such distribution; provided that if the numerator of the foregoing fraction is less than $1.00 (including a negative amount), then in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion, in addition to the cash and Ordinary Shares issuable upon such conversion, the distribution such Holder would have received had such Holder converted its Security solely into Ordinary Shares at the then applicable Conversion Price immediately prior to the record date for such distribution.

(d)           In case the Company or any Subsidiary of the Company makes a payment to holders of Ordinary Shares in respect of a tender or exchange offer of consideration per Ordinary Share having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that as of the last time (the “Expiration Time”) tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the Ordinary Share Price on the Trading

Day next succeeding the Expiration Time, the Conversion Price shall be decreased so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the Expiration Time by a fraction,

(i)    the numerator of which shall be the number of Ordinary Shares outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the Ordinary Share Price on the Trading Day next succeeding the Expiration Time, and

(ii)   the denominator of which shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to holders of Ordinary Shares based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all Ordinary Shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum being referred to as the “Purchased Shares”) and (y) the product of the number of Ordinary Shares outstanding (less any Purchased Shares) at the Expiration Time and the Ordinary Share Price on the Trading Day next succeeding the Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time.  If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such tender or exchange offer had not been made.

(e)           In case the Company shall declare a cash dividend or cash distribution to all or substantially all of the holders of Ordinary Shares, the Conversion Price shall be decreased so that the Conversion Price shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the record date for such dividend or distribution by a fraction,

(i)    the numerator of which shall be the average of the Ordinary Share Price for the three consecutive Trading Days ending on the Trading Day immediately preceding the record date for such dividend or distribution (the “Pre-Dividend Sale Price”), minus the full amount of such cash dividend or cash distribution applicable to one Ordinary Share, and

(ii)   the denominator of which shall be the Pre-Dividend Sale Price,

such adjustment to become effective immediately after the record date for such dividend or distribution; provided that if the numerator of the foregoing fraction is less than $1.00 (including a negative amount), then in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion, in addition to the cash and Ordinary Shares issuable upon such conversion, the amount of cash such Holder would have received had such Holder converted its Security solely into Ordinary Shares at the then applicable Conversion Price immediately prior to the record date for such cash dividend or cash distribution.  If such cash dividend or cash distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

(f)            In case of a tender or exchange offer made by a Person other than the Company or any Subsidiary of the Company for an amount that increases the offeror’s ownership of Ordinary Shares to more than twenty-five percent (25%) of the Ordinary Shares outstanding and shall involve the payment by such Person of consideration per Ordinary Share having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) that as of the last time (the “Offer Expiration Time”) tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the Ordinary Share Price on the Trading Day next succeeding the Offer Expiration Time, and in which, as of the Offer Expiration Time the Board of Directors is not recommending rejection of the offer, the Conversion Price shall be decreased so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the Offer Expiration Time by a fraction,

(i)    the numerator of which shall be the number of Ordinary Shares outstanding (including any tendered or exchanged shares) at the Offer Expiration Time multiplied by the Ordinary Share Price on the Trading Day next succeeding the Offer Expiration Time, and

(ii)   the denominator of which shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to holders of Ordinary Shares based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Offer Expiration Time (the shares deemed so accepted up to any such maximum being referred to as the “Accepted Purchased Shares”) and (y) the product of the number of Ordinary Shares outstanding (less any Accepted Purchased Shares) at the Offer Expiration Time and the Ordinary Share Price on the Trading Day next succeeding the Offer Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Offer Expiration Time.  If such Person is obligated to purchase shares pursuant to any such tender or exchange offer, but such Person is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such tender or exchange offer had not been made.  Notwithstanding the foregoing, the adjustment described in this Section 10.05(f) shall not be made if, as of the Offer Expiration Time, the offering documents with respect to such offer disclose a plan or intention to cause the Company to engage in any transaction described in Article 5.

(g)           In any case in which this Section 10.05 shall require that an adjustment be made immediately following a record date established for purposes of this Section 10.05, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 10.09) issuing to the holder of any Security converted after such record date the cash, Ordinary Shares and other Capital Stock of the Company issuable upon such conversion over and above the cash, Ordinary Shares and other Capital Stock of the Company issuable upon such conversion only on the basis of the Conversion Price prior to adjustment; and, in lieu of the cash and shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence of the right to receive such shares.

(h)           Before taking any action which would cause an adjustment decreasing the Conversion Price so that the Ordinary Shares issuable upon conversion of the Securities would be issued for less than the par value of such Ordinary Shares, the Company will take all corporate action which may be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such Ordinary Shares at such adjusted Conversion Price.

Section 10.06.  No Adjustment.  No adjustment in the Conversion Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price as last adjusted; provided that any adjustments which by reason of this Section 10.06 are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All calculations under this Article 10 shall be made to the nearest cent, with one-half cent rounded up, or to the nearest ten thousandth (0.0001) of a share, with each five hundred thousandth (0.00005) of a share being rounded up, as the case may be.

Except as provided in this Indenture, the Conversion Price will not be adjusted for the issuance of Ordinary Shares (or securities convertible into or exchangeable for Ordinary Shares).  No adjustment need be made except as described in Section 10.05.  For the avoidance of doubt, no adjustment need be made upon the issuance of Ordinary Shares under any present or future employee benefits plan or program of the Company.

No adjustment need be made for a change in the par value or a change to no par value of the Ordinary Shares.

To the extent that the Securities become convertible into cash, no adjustment need be made thereafter as to the cash.  Interest will not accrue on the cash.

Section 10.07.  Equivalent Adjustments.  If, as a result of an adjustment made pursuant to Section 10.05 above, the Holder of any Security thereafter surrendered for conversion shall become entitled to receive any shares of Capital Stock of the Company other than Ordinary Shares, thereafter the Conversion Price of such other shares so receivable upon conversion of any Securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Ordinary Shares contained in this Article 10.

Section 10.08.  Adjustment for Tax Purposes.  The Company shall be entitled to make such reductions in the Conversion Price, in addition to those required by Section 10.05, as the Board of Directors in its discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distributions of rights to purchase stock or other securities, or distributions of securities convertible into or exchangeable for stock hereafter made by the Company to its holders of Ordinary Shares shall not be taxable to such holders.

Section 10.09.  Notice of Adjustment.  Whenever the Conversion Price is adjusted, or Holders become entitled to other securities or due bills, the Company shall promptly mail to Holders a notice of the adjustment and file with the Trustee an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computing it.  The certificate shall be conclusive evidence of the correctness of such adjustment, absent manifest error, and the Trustee may conclusively assume that, unless and until such certificate is received by it, no such adjustment is required.

Section 10.10.  Notice of Certain Transactions.  In case:

(a)           the Company shall declare a dividend (or any other distribution) on the Ordinary Shares; or

(b)           the Company shall authorize the granting to the holders of Ordinary Shares of rights, warrants or options to subscribe for or purchase any share of any class or any other rights, warrants or options; or

(c)           of any reclassification of the Ordinary Shares of the Company (other than a subdivision or combination of its outstanding Ordinary Shares, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation, merger, or share exchange to which the Company is a party and for which approval of any holders of Ordinary Shares is required, or of the sale or transfer of all or substantially all of the properties and assets of the Company; or

(d)           of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company shall cause to be filed with the Trustee and the Conversion Agent and to be mailed to each Holder of Securities at its address appearing on the list provided for in Section 2.05, as promptly as possible but in any event at least ten days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, warrants or options, or, if a record is not to be taken, the date as of which the holders of Ordinary Shares of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Ordinary Shares of record shall be entitled to exchange their Ordinary Shares for securities or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up.  Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, share exchange, transfer, dissolution, liquidation or winding-up.

Section 10.11.  Effect of Reclassification, Consolidation, Merger, Share Exchange or Sale on Conversion Privilege.  If any of the following shall occur, namely:  (i) any reclassification or change of outstanding Ordinary Shares (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); (ii) any consolidation, combination, merger or share exchange to which the Company is a party other than a merger in which the Company is the resulting or surviving corporation and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding Ordinary Shares; or (iii) any sale or conveyance of all or substantially all of the properties and assets of the Company, then the Company, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, share exchange, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding shall have the right to convert such Security into the kind and amount of cash, securities or other property receivable upon such reclassification, change, consolidation, merger, share exchange, sale or conveyance by a holder of the number of Ordinary Shares deliverable upon conversion of such Security solely into Ordinary Shares at the then applicable Conversion Price immediately prior to such reclassification, change, consolidation, merger, share exchange, sale or conveyance.  Such supplemental indenture shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this Article 10.  If, in the case of any such consolidation, merger, share exchange, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Ordinary Shares includes shares of Capital Stock or other securities and property of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, share exchange, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing.  The provision of this Section 10.11 shall similarly apply to successive consolidations, mergers, share exchanges, sales or conveyances.  Notwithstanding the foregoing, a distribution by the Company to all or substantially all holders of Ordinary Shares for which an adjustment to the Conversion Price or provision for conversion of the Securities may be made pursuant to Section 10.05 shall not be deemed to be a sale or conveyance of all or substantially all of the properties and assets of the Company for purposes of this Section 10.11.

In the event the Company shall execute a supplemental indenture pursuant to this Section 10.11, the Company shall promptly file with the Trustee an Opinion of Counsel stating that such supplemental indenture is authorized or permitted by this Indenture and an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or other property receivable by Holders of the Securities upon the conversion of their Securities after any such reclassification, change, consolidation, merger, share exchange, sale or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been complied with.

Section 10.12.  Trustee’s Disclaimer.  The Trustee has no duty to determine when an adjustment under this Article 10 should be made, how it should be made or what adjustment should be made, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be fully protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 10.09.  The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company’s failure to comply with any provisions of this Article 10.  Each Conversion Agent (other than the Company or an Affiliate of the Company) shall have the same protection under this Section 10.12 as the Trustee.

The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 10.11, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 10.11.

Section 10.13.  Voluntary Reduction.  The Company from time to time may reduce the Conversion Price by any amount for any period of time if such period is at least 20 Trading Days or such longer period as may be required by law and if the reduction is irrevocable during such period; if the Board of Directors determines, in good faith, that such decrease would be in the best interests of the Company; provided that in no event may the Conversion Price be less than the par value of a Ordinary Share. Any such determination by the Board of Directors shall be conclusive.

Section 10.14.  Conversion Value of Securities Tendered.

(a)           Subject to certain exceptions described in Sections 10.01(a)(iii) and 10.01(a)(iv), Holders tendering the Securities for conversion shall be entitled to receive, upon conversion of such Securities, cash and Ordinary Shares, the value of which (the “Conversion Value”) shall be equal to the product of:

(i)    (A) the aggregate principal amount of Securities to be converted divided by 1,000 multiplied by (B) the then applicable Conversion Rate; and

(ii)   the average of the Ordinary Share Prices for the ten consecutive Trading Days (appropriately adjusted to take into account the occurrence during such period of stock splits, stock dividends and similar events) beginning on the second Trading Day immediately following the day the Securities are tendered for conversion (the “Ten Day Average Closing Share Price”); provided that if the Ordinary Shares are not listed on The New York Stock Exchange, then the Ten Day Average Closing Share Price shall be determined by the Company by reference to the Ordinary Share Price as reported by NASDAQ.

(b)           Subject to certain exceptions described below and under Sections 10.01(a)(iii) and 10.01(a)(iv), the Company shall deliver the Conversion Value to converting holders as follows:

(i)    an amount in cash (the “Principal Return”) equal to the lesser of (a) the Conversion Value of the Securities to be converted and (b) the aggregate principal amount of the Securities to be converted;

(ii)   if the Conversion Value of the Securities to be converted is greater than the Principal Return, an amount in whole shares (the “Net Shares”), determined as set forth below, equal to such aggregate Conversion Value less the Principal Return (the “Net Share Amount”); and

(iii)  an amount paid in cash, determined as set forth below, in lieu of any fractional Ordinary Shares.

The number of Net Shares to be paid shall be determined by dividing the Net Share Amount by the Ten Day Average Closing Share Price.  Holders of Securities will not receive fractional shares upon conversion of Securities.  In lieu of fractional shares, Holders will receive cash for the value of the fractional shares, which cash payment shall be based on the Ten Day Average Closing Share Price.

The Conversion Value, Principal Return, number of Net Shares and Net Share Amount shall be determined by the Company at the end of the ten consecutive Trading Day period beginning on the second Trading Day immediately following the day the Securities are tendered for conversion (the “Determination Date”).

(c)           The Company shall pay the Principal Return and cash for fractional shares and deliver the Net Shares, if any, as promptly as practicable after the Determination Date, but in no event later than four Business Days thereafter.  Except as provided in Section 10.02(c), delivery of the Principal Return, Net Shares and cash in lieu of fractional shares shall be deemed to satisfy the Company’s obligation to pay the principal amount of a converted Security and accrued but unpaid interest (including Additional Interest, if any) thereon.  Any accrued interest (including Additional Interest, if any) payable on a converted Security shall be deemed paid in full rather than canceled, extinguished or forfeited.

(d)           Neither the Trustee nor the Conversion Agent has any duty to determine or calculate the Conversion Value, Principal Return, number of Net Shares, the Net Share Amount or any other computation required under this Article 10, all of which shall be determined by the Company (or the Trustee, as the case may be) in accordance with the provisions of this Indenture, and the Trustee and Conversion Agent shall not be under any responsibility to determine the correctness of any such determinations and/or calculations and may conclusively rely on the correctness thereof.

Section 10.15.  Simultaneous Adjustments.  In the event that this Article 10 requires adjustments to the Conversion Price under more than one of Sections 10.05(a) and (c), and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 10.05(c), as applicable, and, second, the provisions of Section 10.05(a).  If more than one event requiring adjustment pursuant to Section 10.05 shall occur before completing the determination of the Conversion Price for the first event requiring such adjustment, then the Board of Directors (whose determination shall, if made in good faith, be conclusive) shall make such adjustments to the Conversion Price (and the calculation thereof) after giving effect to all such events as shall preserve for Holders the Conversion Price protection provided in Section 10.05.

ARTICLE 11
SUBORDINATION

Section 11.01.  Securities Subordinated to Senior Debt.   The Company and each Holder, by its acceptance of Securities, agree that (a) the payment of the principal of and interest on the Securities and (b) any other payment in respect of the Securities, including on account of the acquisition or redemption of the Securities by the Company (including pursuant to Section 3.09) is subordinated, to the extent and in the manner provided in this Article 11, to the prior payment in full in Cash or Cash Equivalents of all Senior Debt of the Company, and that these subordination provisions are for the benefit of the holders of Senior Debt.

This Article 11 shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt, and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

Section 11.02       No Payment on Securities in Certain Circumstances.

(a)           No payment of any kind or character from any source may be made by or on behalf of the Company on account of the principal of, premium, if any, or interest or Additional Interest or Additional Amounts on the Securities (including any repurchases of Securities and rescission payments), or on account of the redemption provisions of the Securities, for cash or property, (i) upon the maturity of any Senior Debt of the Company by lapse of time, acceleration (unless waived) or otherwise, unless and until all principal of, premium, if any, the interest on and any fee or other amount due in respect of such Senior Debt are first paid in full in cash or Cash Equivalents or otherwise to the extent holders accept satisfaction of amounts due by settlement in other than cash or Cash Equivalents, or (ii) in the event of default in the payment of any principal of, premium, if any, or interest on or any fee or other amount due in respect of Senior Debt of the Company when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise (a “Payment Default”), unless and until such Payment Default has been cured or waived or otherwise has ceased to exist.

(b)           Upon (i) the happening of an event of default (other than a Payment Default) that permits the holders of Senior Debt to declare such Senior Debt to be due and payable and (ii) prompt written notice of such event of default given to the Trustee by the Representative under the Credit Agreement or the holders of an aggregate of at least $25 million principal amount outstanding of any other Senior Debt or their representative (a “Payment Blockage Notice”), then, unless and until such event of default has been cured or waived or otherwise has ceased to exist (including by reason of the repayment in full of such Senior Debt in cash or Cash Equivalents), no payment (by set-off or otherwise) may be made by or on behalf of the Company which is an obligor under such Senior Debt on account of the principal of, premium, if any or interest or Additional Interest or Additional Amounts on the Securities, including any repurchases of Securities and rescission payments; provided, however, that so long as the Credit Agreement is in effect, a Payment Blockage Notice may only be given by the Representative under the Credit Agreement unless otherwise agreed in writing by the requisite lenders under the Credit Agreement.  Notwithstanding the immediately preceding sentence, unless the Senior Debt in respect of which such event of default exists has been declared due and payable in its entirety within 179 days after the Payment Blockage Notice is delivered as set forth above (the “Payment Blockage Period”) (and such declaration has not been rescinded or waived), at the end of the Payment Blockage Period, the Company shall be required to pay all sums not paid to the Holders of the Securities during the Payment Blockage Period due to the foregoing prohibitions and to resume all other payments as and when due on the Securities.  Any number of Payment Blockage Notices may be given; provided, however, that (i) not more than one Payment Blockage Notice shall be given within a period of any 360 consecutive days, and (ii) no default that existed upon the date of such Payment Blockage Notice or the commencement of such Payment Blockage Period (whether or not such event of default is on the same issue of Senior Debt) shall be made the basis for the commencement of any other Payment Blockage Period, unless such event of default shall have been cured or waived for a period of not less than 90 days.

(c)           In furtherance of the provisions of Section 11.01, in the event that, notwithstanding the foregoing provisions of this Section 11.02 or the provisions of Section 11.03, any payment or distribution of assets shall be received by the Trustee or the Holders at a time when such payment or distribution is prohibited by such provisions, such payment or distribution shall be held in trust for the benefit of the holders of such Senior Debt, and shall be paid or delivered by the Trustee or such Holders, as the case may be, to the holders of such Senior Debt remaining unpaid or unprovided for or to their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Debt may have been issued, ratably according to the aggregate principal amounts remaining unpaid on account of such Senior Debt held or represented by each, for application to the payment of all such Senior Debt remaining unpaid, to the extent necessary to pay all such Senior Debt in full in cash or Cash Equivalents or otherwise to the extent holders accept satisfaction of amounts due by settlement in other than cash or Cash Equivalents after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

Section 11.03  Securities Subordinated to Prior Payment of All Senior Debt on Dissolution, Liquidation or Reorganization.  Upon any distribution of assets of the Company upon any dissolution, winding up, total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors or any marshalling of assets or liabilities:

(a)           the holders of all Senior Debt of the Company will first be entitled to receive payment on account of all principal of, premium, if any, interest on and fees and other amounts payable in respect of such Senior Debt in full in cash or Cash Equivalents or otherwise to the extent holders accept satisfaction of amounts due by settlement in other than cash or Cash Equivalents before the Holders are entitled to receive any payment on account of principal of, premium, if any, and interest and Additional Interest or Additional Amounts on the Securities, including any repurchase of Securities and rescission payments, other than payments by way of the issuance of Junior Securities; and

(b)           any payment or distribution of assets of the Company of any kind or character from any source, whether in cash, property or securities (other than payments by way of the issuance of Junior Securities) to which the Holders or the Trustee on behalf of the Holders would be entitled (by set-off or otherwise), will be paid by the liquidating trustee or agent or other person making such a payment or distribution directly to the holders of such Senior Debt or their representative to the extent necessary to make payment in full in cash or Cash Equivalents on all such Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

Section 11.04  Securityholders to Be Subrogated to Rights of Holders of Senior Debt.  Subject to the payment in full in cash or Cash Equivalents of all Senior Debt of the Company as provided herein, the Holders of Securities shall be subrogated to the rights of the holders of such Senior Debt to receive payments or distributions of assets of the Company applicable to the Senior Debt until all amounts owing on the Securities shall be paid in full, and for the purpose of such subrogation no such payments or distributions to the holders of such Senior Debt by or on behalf of the Company, which otherwise would have been made to the Holders shall, as between the Company and the Holders, be deemed to be payment by the Company or on account of such Senior Debt, it being understood that the provisions of this Article 11 are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of such Senior Debt, on the other hand.

If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article 11 shall have been applied, pursuant to the provisions of this Article 11, to the payment of amounts payable under Senior Debt of the Company, then the Holders shall be entitled to receive from the holders of such Senior Debt any payments or distributions received by such holders of Senior Debt in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Debt in full in Cash or Cash Equivalents.

Section 11.05 Obligations of the Company Unconditional.  Nothing contained in this Article 11 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Company and the Holders, the obligation of each such Person, which is absolute and unconditional, to pay to the Holders the principal of, premium, if any, and interest and Additional Interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 11 and under the proviso to Section 6.02, of the holders of Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy or otherwise.  Notwithstanding anything to the contrary in this Article 11 or elsewhere in this Indenture or in the Securities, upon any distribution of assets of the Company referred to in this Article 11, the Trustee, subject to the provisions of Sections 6.01 and 6.02, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating Trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11 so long as such court has been apprised of the provisions of, or the order, decree or certificate makes reference to, the provisions of this Article 11.  Nothing in this Section 11.05 shall apply to the claims of, or payments to, the Trustee under or pursuant to Section 7.07.

Section 11.06 Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice.  The Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee unless and until a Trust Officer of the Trustee or any Paying Agent shall have received, no later than two Business Days prior to such payment, written notice thereof from the Company or from one or more holders of Senior Debt or from any representative therefor and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Sections 7.01 and 7.02, shall be entitled in all respects conclusively to assume that no such fact exists.  The Company shall give prompt written notice to the Trustee of any fact actually known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities.

Section 11.07 Application by Trustee of Assets Deposited with It.  Amounts deposited in trust with the Trustee pursuant to and in accordance with Article 8 shall be for the sole benefit of Securityholders and, to the extent allocated for the payment of Securities, shall not be subject to the subordination provisions of this Article 11.  Otherwise, any deposit of assets with the Trustee or any Paying Agent (whether or not in trust) for the payment of principal of or interest on any Securities shall be subject to the provisions of Sections 11.01, 11.02, 11.03 and 11.04; provided that, if prior to two Business Days preceding the date on which by the terms of this Indenture any such assets may become distributable for any purpose (including without limitation, the payment of either principal of or interest on any Security) the Trustee or such Paying Agent shall not have received with respect to such assets the written notice provided for in Section 11.06, then the Trustee or such Paying Agent shall have full power and authority to receive such assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date.

Section 11.08 Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Debt, Etc.; Modifications.  No right of any present or future holders of any Senior Debt to enforce subordination provisions contained in this Article 11 shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.  The holders of Senior Debt may extend, renew, modify or amend the terms of the Senior Debt or any security therefor and release, sell or exchange such security and otherwise deal freely with the Company, all without affecting the liabilities and obligations of the parties to this Indenture or the Holders.  The subordination provisions are solely for the benefit of the holders from time to time of Senior Debt and may not be rescinded, cancelled, amended or modified in any way other than any amendment or modification that would not adversely affect the rights of any holder of Senior Debt or any amendment or modification that is consented to by each holder of Senior Debt that would be affected thereby.  The subordination provisions of this Article 11 shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Senior Debt is, pursuant to applicable law, avoided, recovered or rescinded or must otherwise be restored or returned by any holder of Senior Debt, whether as a “voidable preference,” “fraudulent conveyance,” “fraudulent transfer,” or otherwise, all as though such payment or performance had not been made.

Section 11.09 Securityholders Authorize Trustee to Effectuate Subordination of Securities.  Each Holder of the Securities by his acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provisions contained in this Article 11 and to protect the rights of the Holders pursuant to this Indenture, and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company) the immediate filing of a claim for the unpaid balance of his Securities in the form required in said proceedings and cause said claim to be approved.  If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Debt or their representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Securities.  Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Debt or their representative to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt or their representative to vote in respect of the claim of any Securityholder in any such proceeding.

Section 11.10 Right of Trustee to Hold Senior Debt.  The Trustee shall be entitled to all of the rights set forth in this Article 11 in respect of any Senior Debt at any time held by it to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

Section 11.11 Article 11 Not to Prevent Events of Default.  The failure to make a payment on account of principal of, premium, if any, or interest on the Securities by reason of any provision of this Article 11 shall not be construed as preventing the occurrence of a Default or an Event of Default under Section 7.01 or in any way limit the rights of the Trustee or any Holder to pursue any other rights or remedies with respect to the Securities.

Section 11.12 No Fiduciary Duty of Trustee to Holders of Senior Debt.  Notwithstanding anything to the contrary herein, the Trustee shall not be deemed to owe any fiduciary duty to any present or future holders of Senior Debt, and shall not be liable to any such holders (other than for its willful misconduct or negligence) if it shall in good faith mistakenly pay over or distribute to the Holders of Securities or the Company or any other Person, cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article 11 or otherwise.  The Trustee undertakes to perform or to observe only such of the covenants and obligations as are specifically set forth in this Article 11, and no implied covenants or obligations with respect to such holders of Senior Debt shall be implied in this Indenture against the Trustee.  Nothing in this Section 11.12 shall affect the obligation of any other such Person to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Debt or their representative.  In the event of any conflict between the fiduciary duty of the Trustee to the Holders of Securities and its duty to the holders of Senior Debt, the Trustee is expressly authorized to resolve such conflict in favor of the Holders.

ARTICLE 12
MISCELLANEOUS

Section 12.01.  Trust Indenture Act Controls.  If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 12.02.  Notices.  Any request, demand, authorization, notice, waiver, consent or communication shall be in writing, in the English language and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows, or transmitted by facsimile transmission to the following facsimile numbers:

if to the Company, to:

Kerzner International Limited
Coral Towers
Paradise Island, The Bahamas
Attention: General Counsel
Facsimile No.: (    )    -

if to the Trustee, to:

The Bank of New York Trust Company, N.A.
10161 Centurion Parkway
Jacksonville, Florida  32256,
Attention: Corporate Trust Division
Facsimile No.: (904) 645-1921

The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.  Any notice or communication to the Company or the Trustee shall be deemed to have been given or made as of the date so delivered, if personally delivered; when receipt is acknowledged, if telecopied; and 5 Business Days after mailing if sent by registered or certified mail, first-class postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

Any notice or communication mailed to a Securityholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to the Holders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

Section 12.03.  Communication by Holders with Other Holders.  Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities.  The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

Section 12.04.  Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(a)           an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)           an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such eligible and qualified Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous.  Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating the information on which counsel is relying unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 12.05.  Statements Required in Certificate or Opinion.  Each Officers’ Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(a)           a statement that each person making such Officers’ Certificate or Opinion of Counsel has read such covenant or condition;

(b)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers’ Certificate or Opinion of Counsel are based;

(c)           a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)           a statement that, in the opinion of such person, such covenant or condition has been complied with.

Section 12.06.  Separability Clause.  In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.07.  Rules by Trustee, Paying Agent, Conversion Agent and Registrar.  The Trustee may make reasonable rules for action by or a meeting of Holders.  The Registrar, the Conversion Agent and the Paying Agent may make reasonable rules for their functions.

Section 12.08.  Legal Holidays.  A “Legal Holiday” is any day other than a Business Day.  If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Securities, no interest (including Additional Interest, if any), shall accrue for the intervening period.

Section 12.09.  Governing Law.  THIS INDENTURE AND EACH SECURITY SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 12.10.  No Adverse Interpretation of Other Agreements.  This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Company or any of its Subsidiaries.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture..

Section 12.11.  No Recourse Against Others.  A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any Obligations of the Company under the Securities or for any claim based on, in respect of or by reason of such Obligations or their creation.  By accepting a Security, each Holder shall waive and release all such liability.  The waiver and release shall be part of the consideration for the issue of the Securities.

Section 12.12.  Successors.  All agreements of the Company in this Indenture and the Securities shall bind its successor.  All agreements of the Trustee in this Indenture shall bind its successor.

Section 12.13.  Multiple Originals.  This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 12.14.  Table of Contents and Headings.  The Table of Contents and the headings of the Articles or Sections of this Indenture have been inserted for convenience of reference only, are not to be considered as part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

KERZNER INTERNATIONAL LIMITED

By:	/s/ John R. Allison
Name: John R. Allison
Title: Executive Vice President—Chief Financial Officer

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By:	/s/ Craig A. Kaye
Name: Craig A. Kaye
Title: Assistant Treasurer

EXHIBIT A

[FORM OF FACE OF GLOBAL SECURITY]

[Transfer Restricted Securities Legend – Include only on Transfer Restricted Securities]

[THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, OR THE “SECURITIES ACT”, AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF KERZNER INTERNATIONAL LIMITED (THE “COMPANY”) THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (IV) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

THE FOREGOING LEGEND MAY BE REMOVED FROM THE SECURITY ON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

[Global Securities Legend – Include only on Global Securities]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF

TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

KERZNER INTERNATIONAL LIMITED

2.375% Convertible Senior Subordinated Notes due 2024

No.:	CUSIP: [ ] *

Issue Date:	Principal Amount:

KERZNER INTERNATIONAL LIMITED, an international business company organized under the laws of the Commonwealth of The Bahamas , promises to pay to [Cede & Co.]** or registered assigns, [the principal amount of              ] [the principal amount as set forth on Schedule I hereto]**, on April 15, 2024, subject to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.  This Security is convertible as specified on the other side of this Security.

Interest Payment Dates: April 15 and October 15, commencing October 15, 2004.

Record Dates: April 1 and October 1, commencing October 1, 2004.

KERZNER INTERNATIONAL LIMITED

By:
Name:
Title:

*       For Rule 144A Global Security only

**     Include only on Global Security

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

The Bank of New York Trust Company, N.A., as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

By:
Authorized Signatory

Dated:

[FORM OF REVERSE SIDE OF NOTE]

KERZNER INTERNATIONAL LIMITED

2.375% Convertible Senior Subordinated Notes due 2024

(1)           Interest.

This Security will bear interest from April 5, 2004 or from the most recent date to which interest has been paid or duly provided for, semi-annually in arrears on April 15 and October 15 of each year, subject to Section 12.08 of the Indenture, commencing October 15, 2004.  This Security will bear interest at a rate of 2.375% per annum.  The Company will pay interest on any overdue principal amount at the interest rate borne by the Securities at the time such interest on the overdue principal amount accrues, compounded semi-annually, and it shall pay interest on overdue installments of interest and Additional Interest, if any (without regard to any applicable grace period), at the same interest rate, compounded semi-annually.  Interest (including Additional Interest, if any) on the Securities will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(2)           Method of Payment.

The Company will pay interest (including Additional Interest, if any) on this Security to the Person who is the registered Holder of this Security at the close of business on April 1 or October 1, as the case may be, immediately preceding the related interest payment date.  Subject to the terms and conditions of the Indenture, the Company will make payments in respect of the Redemption Price, Repurchase Price, Change in Control Repurchase Price and the principal amount at Stated Maturity, as the case may be, to the Holder who surrenders a Security to a Paying Agent to collect such payments in respect of the Security.  The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.  However, the Company may pay interest (including Additional Interest, if any), the Redemption Price, Repurchase Price, Change in Control Repurchase Price and the principal amount at Stated Maturity, as the case may be, to a Holder holding Securities in definitive form by check or wire payable in such money; provided that a Holder holding Securities in definitive form with an aggregate principal amount in excess of $1,000,000 may request payment by wire transfer in immediately available funds to an account in North America at the election of such Holder.  The Company may mail an interest check to the Holder’s registered address.  Notwithstanding the foregoing, so long as this Security is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

(3)           Paying Agent, Conversion Agent and Registrar.

Initially, The Bank of New York Trust Company, N.A. (the “Trustee”) will act as Paying Agent, Conversion Agent and Registrar.  The Company may appoint and change any Paying Agent, Conversion Agent or Registrar without notice, other than notice to the Trustee; provided that the Company will maintain at least one Paying Agent having an office or agency in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee.  The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent or Registrar.

(4)           Indenture.

The Company issued the Securities under an Indenture dated as of April 5, 2004 (the “Indenture”), between the Company and the Trustee.  The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the “TIA”).  Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.  The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.

The Securities are unsecured senior subordinated obligations of the Company limited to up to $230,000,000 aggregate principal amount (which shall include the option of Deutsche Bank Securities Inc., as representative of the Initial Purchasers, to purchase up to $30,000,000 aggregate principal amount of additional Securities).  The Indenture does not limit other indebtedness of the Company, secured or unsecured.

(5)           Redemption at the Option of the Company.

No sinking fund is provided for the Securities.  Beginning on April 21, 2014 and during the periods thereafter to maturity, the Securities are redeemable as a whole at any time, or in part from time to time, in any integral multiple of $1,000, at the option of the Company for cash at a Redemption Price equal to 100% of the principal amount, together with accrued but unpaid interest (including Additional Interest, if any) thereon, up to but not including the Redemption Date; provided that, if the Redemption Date is between the close of business on an interest record date and the opening of business on the related interest payment date, interest will be payable to the Holders in whose names the Securities are registered at the close of business on the relevant interest record date.

Notice of redemption pursuant to paragraph 5 of this Security will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder’s registered address.  If money sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to 11:00 a.m., New York City time, on the Redemption Date, immediately after such Redemption Date, interest (including Additional Interest, if any) shall cease to accrue on such Securities or portions thereof.  Securities in denominations larger than $1,000 of principal amount may be redeemed in part but only in integral multiples of $1,000 of principal amount.

(6)           Repurchase By the Company at the Option of the Holder on Specified Dates; Repurchase at the Option of the Holder Upon a Change in Control.

Subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase, at the option of the Holder, all or a portion of the Securities held by such Holder, in any integral multiple of $1,000, on April 15, 2014 and 2019 (each, a “Repurchase Date”), for cash at a price per Security equal to 100% of the aggregate principal amount of the Security (the “Repurchase Price”), together with accrued but unpaid interest (including Additional Interest, if any) thereon, up to but not including the Repurchase Date upon delivery of a Repurchase Notice containing the information set forth in the Indenture, together with the Securities subject thereto, at any time from the opening of business on the date that is 30 Business Days prior to such Repurchase Date until the close of business on the Business Day prior to such Repurchase Date, and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture.

At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase the Securities held by such Holder after the occurrence of a Change in Control of the Company for a Change in Control Repurchase Price equal to 100% of the principal amount thereof plus accrued but unpaid interest (including Additional Interest, if any) thereon, up to but not including the Change in Control Repurchase Date which Change in Control Repurchase Price shall be paid in cash (provided that if the Change in Control Repurchase Date is between the close of business on an interest record date and the opening of business on the related interest payment date, accrued but unpaid interest will be payable to the Holders in whose names the Securities are registered at the close of business on the relevant record date).  Holders have the right to withdraw any Change in Control Repurchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

If cash sufficient to pay the Repurchase Price or Change in Control Repurchase Price, as the case may be, and accrued but unpaid interest (including Additional Interest, if any) on all Securities or portions thereof to be repurchased as of the Repurchase Date or the Change in Control Repurchase Date, as the case may be, is held by the Paying Agent by 11:00 a.m., New York City time, on the Business Day immediately following the Repurchase Date or the Change in Control Repurchase Date, interest (including Additional Interest, if any) shall cease to accrue on such Securities (or portions thereof) as of such Repurchase Date or Change in Control Repurchase Date, and the Holder thereof shall have no other rights as such, other than the right to receive the Repurchase Price or Change in Control Repurchase Price, as the case may be, and interest (including Additional Interest, if any) upon surrender of such Security.

(7)           Conversion.

Upon satisfaction of the conditions set forth in Section 10.01(a) of the Indenture, a Holder of a Security may convert any portion of the principal amount of any Security that is an integral multiple of $1,000 into cash and fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/10000th of a share) of Ordinary Shares in accordance with the provisions of Section 10.14 of the Indenture; provided that if such Security is called for redemption, the conversion right will terminate at the close of business on the second Business Day immediately preceding the Redemption Date of such Security (unless the Company shall default in making the redemption payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Security is redeemed).  Such conversion right shall commence on the initial issuance date of the Securities and expire at the close of business on the Business Day immediately preceding the date of maturity, subject, in the case of conversion of any Global Security, to any Applicable Procedures.  The Conversion Price shall, as of the date of the Indenture, initially be $58.24 per Ordinary Share.  The Conversion Rate shall, as of the date of the Indenture, initially be approximately 17.1703.  The Conversion Price and Conversion Rate will be adjusted under the circumstances specified in the Indenture.  Upon conversion, no adjustment for interest (including Additional Interest, if any) or dividends will be made.  No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the Ten Day Average Closing Share Price (as defined in the Indenture).  Except as provided in Section 10.02(c) of the Indenture, delivery of the Principal Return, Net Shares and cash in lieu of fractional shares shall be deemed to satisfy the Company’s obligation to pay the principal amount of a converted Security and accrued but unpaid interest (including Additional Interest, if any) thereon.  Any accrued interest (including Additional Interest, if any) payable on a converted Security will be deemed paid in full, rather than canceled, extinguished or forfeited.

To convert a Security, a Holder must (a) complete and manually sign the conversion notice set forth below and deliver such notice to the Conversion Agent, (b) surrender the Security to the Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by the Registrar or the Conversion Agent, (d) pay any transfer or other tax, if required and (e) if the Security is held in book-entry form, complete and deliver to the Depositary appropriate instructions pursuant to the Applicable Procedures.  If a Holder surrenders a Security for conversion between the close of business on the record date for the payment of an installment of interest and the opening of business on the related interest payment date, the Security must be accompanied by payment of an amount equal to the interest (including Additional Interest, if any) payable on such interest payment date on the principal amount of the Security or portion thereof then converted; provided that no such payment shall be required if such Security has been called for redemption on a Redemption Date within the period between close of business on such record date and the opening of business on such interest payment date, or if such Security is surrendered for conversion on the interest payment date.  A Holder may convert a portion of a Security equal to $1,000 or any integral multiple thereof.

A Security in respect of which a Holder has delivered a Change of Control Repurchase Notice exercising the option of such Holder to require the Company to repurchase such Security as provided in Section 3.09 of the Indenture may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

(8)           Denominations; Transfer; Exchange.

The Securities are in fully registered form, without coupons, in denominations of $1,000 of principal amount and integral multiples of $1,000.  A Holder may transfer or exchange Securities in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed), or any Securities in respect of which a Change in Control Repurchase Notice has been given and not withdrawn (except, in the case of a Security to be repurchased in part, the portion of the Security not to be repurchased), or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

(9)           Persons Deemed Owners.

The registered Holder of this Security may be treated as the owner of this Security for all purposes.

(10)         Amendment; Waiver.

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time outstanding and (ii) certain defaults may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Securities at the time outstanding.  Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, omission, defect or inconsistency, or make any other change that does not adversely affect the rights of any Holder in any material respect, (ii) to comply with Article 5 or Section 10.11 of the Indenture, (iii) to make provisions with respect to the conversion right of Holders pursuant to the requirements of Section 10.01 of the Indenture, (iv) to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee, or (v) to comply with the provisions of the TIA or any requirement of the SEC in connection with the qualification of the Indenture under the TIA.

(11)         Defaults and Remedies.

Except as set forth in the Indenture, if an Event of Default occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of Securities then outstanding may declare all the Securities to be due and payable in the manner, at the time and with the effect provided in the Indenture.  Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture.  The Trustee is not obligated to enforce the Indenture or the Securities unless it has received security or indemnity reasonably satisfactory to it.  The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities at the time outstanding to direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a default in payment of principal or interest when due, for any reason) if it determines in good faith that withholding notice is in the interests of Holders.

(12)         Trustee Dealings with the Company.

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

(13)         No Recourse Against Others.

A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Security, each Holder waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Securities.

(14)         Ranking.

The Securities shall be unsecured senior subordinated obligations of the Company and shall rank junior in right of payment with any existing and future Senior Debt of the Company and equal with any other existing and future senior subordinated indebtedness of the Company.

(15)         Authentication.

This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee’s Certificate of Authentication on the other side of this Security.

(16)         Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (“Tenants In Common”), TEN ENT (“Tenants By The Entireties”), JT TEN (“Joint Tenants With Right Of Survivorship And Not As Tenants In Common”), CUST (“Custodian”) and U/G/M/A (“Uniform Gift To Minors Act”).

(17)         Governing Law.

THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS SECURITY.

(18)         CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities.  No representation is made as to the accuracy of such numbers as printed on the

Securities and reliance may be placed only on the other identification numbers printed hereon.

ASSIGNMENT FORM	CONVERSION NOTICE

To assign this Security, fill in the form below	To convert this Security into Cash and Ordinary Shares of the Company, check the box☐

I or we assign and transfer this Security to	To convert only part of this Security, state the principal amount to be converted (which must be $1,000 or an integral multiple of $1,000):

(Insert assignee’s soc. sec. or tax ID no.)	If you want the stock certificate made out in another person’s name fill in the form below:

(Print or type assignee’s name, address and zip code)

and irrevocably appoint agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.	(Insert the other person’s soc. sec. tax ID no.)

Date:	(Print or type other person’s name, address and zip code)

Your Signature:

(Sign exactly as your name appears on the other side of this Security)

Signature Guaranteed

Participant in a Recognized Signature Guarantee Medallion Program

By:
Authorized Signatory

A-1-12

FORM OF REPURCHASE NOTICE

To:          Kerzner International Limited

The undersigned registered holder of this Security requests and instructs the Company to repurchase this Security, or the portion hereof (which is $1,000 principal amount or a multiple thereof) designated below, on the date specified below, in accordance with the terms and conditions specified in paragraph 6 of this Security and the Indenture referred to in this Security and directs that the check in payment for this Security or the portion thereof and any Securities representing the portion of principal amount hereof not to be so repurchased, be issued and delivered to the registered holder hereof unless a different name has been indicated below.  If any portion of this Security not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated:

Signature(s)

Fill in for registration of Securities not
repurchased if to be issued other than
to and in the name of registered holder:

(Name)

(Street Address)

(City, state and zip code)

Please print name and address

principal amount to be repurchased (if less than all):  $   ,000

date of requested repurchase:  [              ], 20
(specify either April 15, 2014 or 2019)

A-1-13

FORM OF OPTION TO ELECT REPURCHASE
UPON A CHANGE IN CONTROL

To:  Kerzner International Limited

The undersigned registered holder of this Security hereby acknowledges receipt of a notice from Kerzner International Limited (the “Company”) as to the occurrence of a Change in Control with respect to the Company and requests and instructs the Company to repurchase this Security, or the portion hereof (which is $1,000 principal amount or a multiple thereof) designated below, in accordance with the terms of the Indenture referred to in this Security and directs that the check in payment for this Security or the portion thereof and any Securities representing any unrepurchased principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any portion of this Security not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated:

Signature(s)

Fill in for registration of Securities not
repurchased if to be issued other than
to and in the name of registered holder:

(Name)

(Street Address)

(City, state and zip code)

Please print name and address

principal amount to be repurchased (if less than all):  $   ,000

SCHEDULE I*

KERZNER INTERNATIONAL LIMITED
2.375% Convertible Senior Subordinated Notes due 2024

No:

Date	Principal Amount	Notation

* Include only on Global Security

EXHIBIT B

Transfer Certificate

In connection with any transfer of any of the Securities within the period prior to the expiration of the holding period applicable to the sales thereof under Rule 144(k) under the Securities Act of 1933, as amended (the “Securities Act”) (or any successor provision), the undersigned registered owner of this Security hereby certifies with respect to $                  principal amount of the above-captioned Securities presented or surrendered on the date hereof (the “Surrendered Securities”) for registration of transfer, or for exchange or conversion where the securities deliverable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered owner (each such transaction being a “transfer”), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Securities for the reason checked below:

☐            The transfer of the Surrendered Securities complies with Rule 144A under the U.S.  Securities Act of 1933, as amended (the “Securities Act”); or

☐            The transfer of the Surrendered Securities is pursuant to an exemption from the registration requirement of the Securities Act provided by Rule 144 thereunder; or

☐            The transfer of the Surrendered Securities is pursuant to an effective registration statement under the Securities Act; or

☐            A transfer of the Surrendered Securities is made to the Company or any of its subsidiaries.

The undersigned confirms that, to the undersigned’s knowledge, such Securities are not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act (an “Affiliate”).

Date:

Signature(s)

(If the registered owner is a corporation, partnership or fiduciary, the title of the Person signing on behalf of such registered owner must be stated.)

Signature(s)e Guaranteed

Participant in a Recognized Signature Guarantee Medallion Program

B-1

By:
Authorized Signatory

B-2